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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-109625

        Prospectus Supplement to Prospectus dated March 9, 2004.

$200,000,000

The Pep Boys—Manny, Moe & Jack

7.50% Senior Subordinated Notes due 2014

        Pep Boys will pay interest on the Notes on June 15 and December 15 of each year. The first such payment will be made on June 15, 2005. The Notes will be issued only in denominations of $1,000 and integral multiples of $1,000.

        The Notes will mature on December 15, 2014. Pep Boys has the option to redeem all or a portion of the Notes prior to their stated maturity on the terms and at the redemption prices set forth in the Prospectus.

        The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc. and Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc. will guarantee the payment of principal, and premium, if any, of and interest on the Notes.

        See "Risk Factors" beginning on page S-9 to read about important factors you should consider before buying the Notes.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	100%	$200,000,000
Underwriting discount	2.75%	$5,500,000
Proceeds, before expenses, to Pep Boys	97.25%	$194,500,000

        The initial public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from December 14, 2004 and must be paid by the purchaser if the Notes are delivered after December 14, 2004.

        The underwriters expect to deliver the Notes through the facilities of The Depository Trust Company against payment in New York, New York on December 14, 2004.

Goldman, Sachs & Co.

Morgan Stanley	Wachovia Securities

Prospectus Supplement dated December 8, 2004.

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the notes. Some of the information in the accompanying prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        Unless we have indicated otherwise, all information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional notes from us. Unless we have indicated otherwise, references in this prospectus supplement to "Pep Boys", "we", "us" and "our" or similar terms are to The Pep Boys—Manny, Moe & Jack and its consolidated subsidiaries. Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "$" or "dollars" are to the lawful currency of the United States.

        In this prospectus supplement, we rely on and refer to information regarding the automotive aftermarket industry from reports issued or prepared by Lang Marketing Resources, Inc. and Modern Tire Dealer. Unless otherwise indicated, all data in this prospectus supplement relating to the automotive aftermarket industry is for the calendar year 2003 and has been derived from reports issued or prepared by Lang Marketing Resources, Inc. and Modern Tire Dealer. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The words "guidance," "expect," "anticipate," "estimates," "forecasts," "plans," "will" and similar expressions are intended to identify these forward-looking statements. Forward-looking statements include management's expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved.

        Our actual results may differ materially from the results discussed in the forward-looking statements due to factors that include:

  •
  the strength of the national and regional economies,

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  retail and commercial consumers' ability to spend,

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  the health of the various sectors of the automotive aftermarket,

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  the weather in geographical regions with a high concentration of our stores,

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  competitive pricing,

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  oil prices,

  •
  the location and number of competitors' stores,

S-i

  •
  product and labor costs,

  •
  our ability to execute our business strategy, and

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  the additional factors described in our filings with the Securities and Exchange Commission.

        We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. Prospective investors should consider carefully the information set forth under "Risk Factors" in this prospectus supplement and in the accompanying prospectus. Our fiscal year ends on the Saturday nearest to January 31. For example, "fiscal year 2003" refers to the fiscal year ended January 31, 2004.

The Pep Boys—Manny, Moe & Jack

        Pep Boys is a leader in the automotive aftermarket, with 595 stores and more than 6,000 service bays located throughout 36 states and Puerto Rico. All of our stores feature the nationally-recognized Pep Boys brand name, established through more than 80 years of providing high-quality automotive merchandise and services, and are company-owned, ensuring chain-wide consistency for our customers. We are the only national chain offering automotive service, accessories, tires and parts under one roof, positioning us to achieve our goal of becoming the category dominant one-stop shop for automotive maintenance and accessories.

        Of our 595 stores, 584 are what we call Supercenters, which feature an average of 11 state-of-the-art service bays, with an average of more than 20,000 square feet per Supercenter. Our store size allows us to display and sell a more complete offering of merchandise in a wider array of categories than our competitors, with a focus on the high-growth accessories segment and a comprehensive tire offering. We leverage this investment in inventory through our ability to install what we sell in our service bays and by offering this merchandise to both commercial and retail customers.

        We continue to focus upon improving the performance of our existing stores in order to provide a solid base for growth and expansion in the $131.7 billion car and light truck automotive aftermarket. We have also begun to implement our store redesign plan on a market-by-market basis in order to better link our retail and service businesses, promote cross-selling and improve overall customer experience. We expect to complete this redesign plan in fiscal 2007. We are simultaneously pursuing a number of initiatives to improve the performance of our service operations by adding new emphasis on employee training, incentive-based compensation and recruitment.

        Total revenues for the first three quarters of fiscal year 2004 were $1.7 billion, 7.1% higher than total revenues in the first three quarters of fiscal year 2003. During the fifty-two weeks ended October 30, 2004, we had total revenues of $2.2 billion and operating profit of $86.7 million. From the second quarter of fiscal year 2002 through the fiscal quarter ended October 30, 2004, we retired $256.7 million aggregate principal amount of senior debt.

Industry Overview

        We compete in the U.S. automotive aftermarket, which generated sales of approximately $131.7 billion in 2003. The $111.8 billion Do-It-For-Me ("DIFM") (service labor, installed merchandise and tires) market and $19.9 billion Do-It-Yourself ("DIY") (retail merchandise) market have grown from 1998 through 2003 at compound rates of 3% and 0.5%, respectively, and are expected to grow from 2003 through 2008 at compound rates of 4% and 1%, respectively.

        We believe that the U.S. automotive aftermarket is currently characterized by stable growth favoring the DIFM segment because of (1) the number and age of vehicles, (2) the percentage of vehicles represented by light trucks (including SUVs), which typically generate more revenue per vehicle in the automotive aftermarket, (3) increasing vehicle complexity and (4) an aging DIY population that is less willing to perform their own repairs.

Competitive Strengths

        We believe our competitive strengths include the following:

  •
  A Unique Combination of Services and Merchandise. Unlike many of our competitors that only offer automotive merchandise or services, our 584 Supercenters are a one-stop shop for automotive maintenance and accessories. In each of our Supercenters, we offer not only a broad array of automotive merchandise, but also knowledgeable employees and service professionals trained to install all of the merchandise that we sell. For example, our installation capabilities allow us to sell tires, unlike many of our parts-only competitors. In turn, tire installation often results in incremental revenues attributable to complementary maintenance services, which many tire retailers do not perform. The synergistic relationship between our product offerings and service capabilities positions us to capture an increasing share of the DIFM market, which is substantially larger than and growing faster than the DIY market. The DIFM portion of our business accounted for approximately 41% of our total revenues for the twelve months ended October 30, 2004.

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  Service Advantages. Encouraged by the magnitude and growth of the DIFM market, we continue to invest in technical training for our more than 7,000 service professionals and in state-of-the-art equipment for our nationwide network of more than 6,000 service bays. Unlike most tire retailers and specialty service providers that only offer limited services, our service professionals have the ability to perform virtually all types of automotive maintenance services on all vehicle makes and models. We are generally able to offer these dealer quality services at lower prices (due to our investment in inventory) and at more convenient hours than car dealers and independent garages.

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  Retail Advantages. Our Supercenters average more than 11,500 square feet of retail space, more than any of our major automotive aftermarket competitors. The size of our Supercenters allows us to sell and display a uniquely large selection of fashion, electronic and performance accessories for cars, trucks, vans and SUVs. These accessories represent the fastest growing product segment in our market and help both to attract new customers and to keep our existing customers coming back. In addition, we are able to offer complementary merchandise, such as garage organizers, power tools, and personal transportation products. Unlike our DIY competitors, our larger than average store size also allows us to provide a comprehensive offering of name brand and private-label tires.

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  Pep Boys Brand Awareness. Having served the automotive aftermarket for over 80 years, the Pep Boys brand and our namesake founders, Manny, Moe & Jack, have become widely-recognized corporate icons symbolizing automotive expertise and integrity.

Business Strategy

        Our strategy to become the category dominant one-stop shop for automotive maintenance and accessories includes:

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  Improving Our Merchandising Capabilities. We will continue to fill our stores with a new and flexible merchandising mix designed to increase customer traffic. We will take advantage of our industry-leading average retail square footage to improve and intensify our merchandise displays. Our already strong brand awareness will allow us to utilize product-specific advertising to highlight promotional items and pricing, primarily through weekly print advertising. Each of these merchandising initiatives is designed to continue to build upon the

    DIY customer's view of Pep Boys as the place that "makes me feel like a kid in a candy store."

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  Enhancing Our Stores. We have begun to reinvest in our existing stores to completely redesign their interiors and enhance their exterior appeal. Our new interior design features four distinct merchandising worlds: accessories (fashion, electronic and performance merchandise), maintenance (hard parts and chemicals), garage (repair shop and travel) and service (including tire, wheel and accessory installation). We are also moving all of our service desks and waiting areas inside the retail stores adjacent to our tire offering displays and are making modifications to the exterior of our stores that are designed to increase customer traffic. To date, we have remodeled 17 stores. We plan on remodeling 267 stores in fiscal year 2005, 286 stores in fiscal year 2006, and the remaining 25 stores in fiscal year 2007.

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  Focusing Our Service Offering and Introducing Name Brand Tires. We continue to build upon the competitive advantage that our service offering provides over our parts-only competitors by sharpening our focus on the most profitable maintenance services and introducing name brand tires. By narrowing our service offerings, we believe that we can improve our financial performance over time, both by eliminating less profitable heavy repair services and by better managing the skills of our staff. This narrowing of our service offerings, when coupled with our initiatives to upgrade the recruiting, training and incentive compensation programs for our service associates, should also allow us to improve over time the quality of the service we provide, thereby enhancing customer satisfaction. In addition, the recent introduction of name brand tires, which constitute 75% of the $17.1 billion replacement passenger and light truck tire market, is expected to attract more customers and to help establish those customer relationships earlier in the post-warranty period of their car's life.

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  Achieving Financial Targets to Justify New Store Growth. We have set the following company-wide financial targets as one measure to justify new store growth:

—	annual comparable revenue growth between 4% and 6%;
—	operating profit margins of 10%; and
—	a debt-to-capital ratio below 40%.

We expect to add new stores beginning in fiscal year 2006. New store growth will be focused primarily upon our existing markets to further leverage our investments. We are likely to grow our total number of service bays through a combination of acquisitions and building new stores. The format of these new stores is likely to include both Supercenters and a service-only format that will utilize existing Supercenters for most of their inventory needs.

Management

        Our executive suite brings together a collection of experienced retailers combining proven business building experience in big box formats with substantial automotive aftermarket knowledge. Together, they lead Pep Boys as we strive to increase the profitability of our existing stores in order to provide a solid base for growth and expansion.

  Senior Management

        Our Office of the Chief Executive consists of the following Officers:

        Lawrence N. Stevenson, Chief Executive Officer, joined us in May 2003 after having most recently served as the CEO of Chapters, Canada's largest book retailer. Prior to his seven years at Chapters, Mr. Stevenson spent nine years with Bain & Company, which included serving as the Managing Director of their Canadian operations.

        George Babich, Jr., President, assumed direct responsibility for the operating side of the business in August 2004. From August 1996 through August 2004, Mr. Babich served in various financial positions of increasing seniority. Prior to joining us, Mr. Babich served in various financial management positions with the international law firm Morgan, Lewis & Bockius LLP, The Franklin Mint, Ford Motor Company and PepsiCo.

        Hal Smith, Executive Vice President—Merchandising & Marketing, joined Pep Boys in August 2003 after most recently serving in a similar role for CSK Auto, where he led the marketing and merchandising teams. Mr. Smith's more than thirty year retail career includes his serving as President of Bass Pro Shops as well as President/CEO of such companies as Builders Emporium, Homeowners Do-It-Yourself Centers and Extra Space specialty stores. Mr. Smith has also served as a merchandising executive with both The Home Depot and Handy Dan Home Centers.

        Harry F. Yanowitz, was named Senior Vice President—Chief Financial Officer in August 2004 after serving for over a year as Senior Vice President—Strategy and Business Development. Prior to joining us, Mr. Yanowitz served as President and Chief Financial Officer of Chapters during Mr. Stevenson's tenure. Prior to joining Chapters, Mr. Yanowitz was a Managing Director of Sherpa Investments, a private investment firm, and a consultant with Bain & Company.

Additional Information

        Our principal executive offices are located at 3111 West Allegheny Avenue, Philadelphia, PA 19132, and our telephone number is (215) 229-9000. Our website address is www.pepboys.com. Material contained in, or accessible through, our website is not incorporated into this prospectus supplement or the accompanying prospectus.

The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	The Pep Boys—Manny, Moe & Jack
Notes Offered	$200 million aggregate principal amount of 7.50% Senior Subordinated Notes due 2014.
Maturity Date	December 15, 2014
Guarantees
The Pep Boys Manny Moe & Jack of California, Pep Boys — Manny, Moe & Jack of Delaware, Inc. and Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc. will guarantee the payment of principal of and interest on the notes.
Interest Payment Dates	Interest on the notes is payable semi-annually in arrears on each June 15 and December 15, beginning on June 15, 2005. Interest will accrue from the issue date of the notes.
Ranking
The notes are our general unsecured senior subordinated obligations and are equal in right of payment with all of our existing and future senior subordinated obligations. The notes are effectively subordinated to all debt of any of our subsidiaries that do not guarantee the notes and to all of our current and future senior debt and all current and future senior debt of our subsidiary guarantors.
Guarantors
The notes will be unconditionally guaranteed by The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc., Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc. Each guarantor will provide a guarantee of the payment of principal, premium, if any, and interest on the notes on a senior subordinated basis.
No Entitlement to Sinking Fund	The notes will not be entitled to the benefit of any sinking fund.
Optional Redemption
We may redeem all or a portion of the notes upon not less than 30 nor more than 60 days' notice, on the terms and at the redemption prices described in this prospectus supplement. For more information about the redemption of the notes at our option, see "Description of the Notes—Optional Redemption."

Mandatory Offer to Repurchase
We will be required to make an offer to purchase all outstanding notes upon 30 days of a change of control. For more information about the redemption of the notes under such circumstances, see "Description of the Notes—Change of Control."
Basic Covenants of the Indenture	The indenture governing the notes will contain covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:
	•	incur indebtedness or issue preferred stock;
	•	pay dividends in respect of our capital stock or to make certain other restricted payments;
	•	make investments;
	•	create liens;
	•	agree to payment restrictions affecting our restricted subsidiaries;
	•	merge, consolidate or transfer or sell all or substantially all of our assets;
	•	enter into transactions with certain of our affiliates; and
	•	designate our subsidiaries as unrestricted subsidiaries.
These covenants are subject to important qualifications and exceptions. For more details, see the section entitled "Description of the Notes—Covenants."
Use of Proceeds
We will use the net proceeds from the sale of the notes to repay indebtedness, including the repurchase of up to $100 million of our outstanding 7% Senior Notes due 2005 and the paydown of a portion of the outstanding balance under our revolving credit facility.
Absence of a Public Market for the Notes

There is no public trading market for the notes, and we do not intend to apply for listing of the notes on any national securities exchange or automated dealer quotation system. See "Risk Factors—An active trading market for the notes may not develop."
Risk Factors	Investing in the notes involves substantial risks. See "Risk Factors" for a description of certain of the risks you should consider before investing in the notes.

Summary Consolidated Financial and Operating Data

        The summary consolidated financial and operating data set forth below should be read in conjunction with our consolidated financial statements and notes thereto incorporated by reference in the accompanying prospectus. The balance sheet data as of February 1, 2003 and January 31, 2004 and the statement of operations data for the years ended February 2, 2002, February 1, 2003 and January 31, 2004 have been derived from our audited consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report is also incorporated by reference in the accompanying prospectus. The balance sheet data as of January 29, 2000, February 3, 2001 and February 2, 2002 and the statement of operations data for the years ended January 29, 2000 and February 3, 2001 have been derived from our audited consolidated financial statements.

	Fiscal Year Ended						Thirty-nine Weeks Ended
	January 29, 2000	February 3, 2001	February 2, 2002	February 1, 2003	January 31, 2004	Fifty-two Weeks Ended October 30, 2004	November 1, 2003	October 30, 2004
	(dollar amounts in thousands)
Consolidated Statement of Operations Data
Merchandise sales	$1,887,771	$1,891,046	$1,707,190	$1,697,628	$1,728,386	$1,837,325	$1,297,472	$1,406,411
Service revenue	424,717	444,233	403,505	400,149	405,884	411,071	307,159	312,346

Total revenues	2,312,488	2,335,279	2,110,695	2,097,777	2,134,270	2,248,396	1,604,631	1,718,757
Gross profit from merchandise sales	520,228	436,033	500,037	514,490	490,239	538,256	360,358	408,375
Gross profit from service revenue	82,295	78,243	101,053	102,056	96,504	96,201	75,173	74,870

Total gross profit	602,523	514,276	601,090	616,546	586,743	634,457	435,531	483,245
Selling, general and administrative expenses	512,434	542,048	497,798	504,163	569,834	547,754	420,860	398,780
Operating profit (loss)	90,089	(27,772)	103,292	112,383	16,909	86,703	14,671	84,465
Non-operating income	2,327	7,314	4,623	3,097	3,339	2,803	2,687	2,151
Interest expense	51,557	59,718	53,709	47,237	38,255	34,146	29,263	25,154
Earnings (loss) from continuing operations before income taxes	40,859	(80,176)	54,206	68,243	(18,007)	55,360	(11,905)	61,462
Net earnings (loss) from continuing operations	26,625	(50,929)	34,693	42,992	(11,399)	34,822	(7,500)	38,721
Net earnings (loss) from discontinued operations, net of tax	2,678	(165)	642	808	(18,263)	1,032	(20,914)	(1,619)
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	(2,484)	—	(2,484)	—

Net earnings (loss)	29,303	(51,094)	35,335	43,800	(32,146)	35,854	(30,898)	37,102
Balance Sheet Data
Working capital	$185,206	$122,741	$115,201	$130,680	$76,227	$109,270	$98,981	$109,270
Total assets	2,064,948	1,898,084	1,806,135	1,799,910	1,841,023	1,870,222	1,783,216	1,870,222
Long-term debt (includes all convertible debt)	784,024	654,194	544,418	525,577	408,016	330,253	461,906	330,253
Total debt (includes all convertible debt)	784,207	812,946	669,033	627,459	525,079	477,424	534,091	477,424
Stockholders' equity	658,284	594,766	617,790	649,992	615,594	721,144	618,774	721,144

Other Financial Data (unaudited)
EBITDA from continuing operations	184,538	(1)	$149,689	(1)	$192,904	(1)	$193,116	(1)	$165,596	(1)	$171,300	$132,599	(1)	$138,303	(1)
Ratio of earnings to fixed charges	1.6x	(2)	—	(2)	1.7x	(2)	2.0x	(2)	—	(2)	2.0x	—	(2)	2.5x	(2)
Total debt to EBITDA from continuing operations	4.25x		5.43x		3.47x		3.25x		3.17x		2.79x	n/a		n/a
EBITDA from continuing operations to interest expense	3.58x		2.51x		3.59x		4.09x		4.33x		5.02x	4.53x		5.50x
Capital Expenditures	99,280		51,244		23,361		41,889		43,262		63,214	32,679		52,631
Store Data (unaudited)
Number of retail outlets	662		628		628		629		595		595	595		595
Number of service bays	6,895		6,498		6,507		6,527		6,181		6,181	6,181		6,181

(1)
EBITDA from continuing operations is defined as net earnings plus interest expense, minus interest income, plus provision for income taxes, plus depreciation and amortization and plus our Profit Enhancement Plan charges and other one-time charges of $29.0 million for a legal settlement and $13.2 million for the write down of POC store system assets, both incurred in fiscal 2003. EBITDA from continuing operations is not a measurement of financial performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income or cash flow from operations as an indicator of financial performance. We believe EBITDA from continuing operations provides a useful indicator of levels of our financial performance and is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA from continuing operations is reconciled directly to net earnings from continuing operations as follows:

							Thirty nine weeks ended
	Fiscal Year
						Fifty-two weeks ended October 30, 2004
	January 29, 2000	February 3, 2001	February 2, 2002	February 1, 2003	January 31, 2004		November 1, 2003	October 30, 2004
	(amounts in thousands)
Net earnings (loss) from continuing operations	$26,625	$(50,929)	$34,693	$42,992	$(11,399)	$34,822	$(7,500)	$38,721
Interest expense	51,557	59,718	53,709	47,237	38,255	34,146	29,263	25,154
Interest income	(1,246)	(306)	(1,197)	(826)	(497)	(587)	(385)	(475)
Income tax expense (benefit)	14,234	(29,247)	19,513	25,251	(6,608)	20,538	(4,405)	22,741
Depreciation and amortization from continuing operations	93,368	95,507	80,990	75,933	69,611	67,419	52,558	50,366
Profit enhancement plan charges	—	74,946	5,196	2,529	34,068	1,796	34,068	1,796
Other charges	—	—	—	—	42,166	13,166	29,000	—

EBITDA from Continuing Operations	$184,538	$149,689	$192,904	$193,116	$165,596	$171,300	$132,599	$138,303

(2)
The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. "Earnings" consist of earnings (loss) from continuing operations before income taxes plus fixed charges (exclusive of capitalized interest costs) plus one-third of rental expense (which is considered representative of the interest factor in rental expense). Earnings as defined were not sufficient to cover fixed charges by approximately $80.7 million, $18.0 million, and $11.9 million for the fiscal year ended February 3, 2001, fiscal year ended January 31, 2004 and the thirty-nine weeks ended November 1, 2003, respectively.

RISK FACTORS

        You should consider the following risk factors together with all of the other information included or incorporated by reference in this prospectus supplement before making an investment decision. Please refer to the base prospectus attached to this prospectus supplement as well as our incorporated periodic reports for additional risk factors applicable to us.

Risks Related to Our Company

        We face risks associated with the use of debt to fund our operations, including refinancing risk.

        We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. We anticipate that only a small portion of the principal of our debt will be repaid prior to maturity. Therefore, we are likely to need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of our existing debt. If principal payments due at maturity cannot be refinanced, extended or repaid with proceeds from other sources, such as new equity capital, our cash flow will not be sufficient to repay all maturing debt, including the notes, in years when our debt securities mature.

        We face possible adverse changes in tax laws.

        From time to time changes in state and local tax laws or regulations are enacted, which may result in increase in our tax liability. The shortfalls in tax revenues for states and municipalities in recent years have led and may continue to lead to an increase in the frequency and scope of such changes and to increases in the number of tax audits initiated by such jurisdictions, particularly with respect to large and well-known retailers. We also face the risk that tax authorities may challenge certain aspects of our acquisition, operation or disposition of properties. If such challenges are successful, we may be required to pay additional taxes on our assets or income and may be assessed interest and penalties on such additional taxes. These increased tax costs could adversely affect our financial condition and results of operations and our ability to make interest payments to holders of the notes.

Risks Related to the Notes and Guarantees

        An active trading market for the notes may not develop.

        The notes are a new issue of securities for which there is no public trading market. We have not applied to list the notes on any securities exchange or automated dealer quotation system. We cannot assure you that an active trading market for the notes will develop or as to the liquidity or sustainability of any such market, the ability of the holders to sell their notes or the price at which holders of the notes will be able to sell their notes. Future trading prices of the notes will depend on many factors, including general economic conditions, prevailing interest rates, the market for similar securities, our performance and other factors.

        Claims of creditors of all of our non-guarantor subsidiaries will have priority over the assets and earnings of those subsidiaries over you as a holder of the notes.

        The notes will be effectively subordinated to all existing and future liabilities of our subsidiaries that are not guarantors. The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc. and Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc. will guarantee the notes. Also, subsidiaries we may establish or acquire in the future that are foreign subsidiaries, or which do not have any indebtedness or guarantees of indebtedness or which we designate as unrestricted subsidiaries in accordance with the indenture, will not be required to guarantee the notes. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including you as a holder of the notes. In the event that any of our non-guarantor subsidiaries become insolvent, liquidate, reorganize, dissolve or otherwise wind up, the assets and earnings of those subsidiaries will be used first to satisfy the claims of their creditors, including trade creditors, banks and other lenders and judgment creditors.

        Your right to receive payments on the notes is junior to our existing and future senior indebtedness and the existing and future senior indebtedness of our guarantors.

        The notes and the guarantees will be subordinated to the prior payment in full of our and the guarantors' respective current and future senior indebtedness to the extent set forth in the indenture. As of October 30, 2004, on a pro forma basis after giving effect to this offering of the notes and the application of the net proceeds from this offering, we would have had $340.5 million of total senior indebtedness and $1.2 million of other secured indebtedness. Indebtedness incurred under our revolving credit facility from time-to-time is senior to the notes and secured by a lien on our and our subsidiaries' inventory and intangible assets. Because of the subordination provisions of the notes, in the event of the bankruptcy, liquidation or dissolution of Pep Boys or any guarantor, our assets or the assets of the guarantors would be available to pay obligations under the notes and our other senior subordinated obligations only after all payments had been made on our or the guarantors' senior indebtedness. Sufficient assets may not remain after all these payments have been made to make required payments on the notes and any other senior subordinated obligations, including payments of interest when due. As a result holders of notes may receive less, ratably, than our other unsecured general creditors if we are the subject of a bankruptcy, liquidation, reorganization or similar proceeding.

        In addition, we will be prohibited from making all payments on the notes and the guarantees in the event of a payment default on our senior indebtedness (including borrowings under our revolving credit facility) and, for limited periods, upon the occurrence of other defaults under our revolving credit facility. In the event of a non-payment default under our senior indebtedness, we may not have sufficient funds to pay all our creditors, including the holders of the notes. See "Description of the Notes—Subordination."

        The notes and subsidiary guarantees are not secured.

        In addition to being subordinated to all of our and our guarantors' existing and future senior indebtedness, the notes and the guarantees will not be secured by any of our assets or those of our subsidiaries. Our obligations under our revolving credit facility are secured by a blanket lien on our and our subsidiaries' inventory and intangible assets. Finally, the terms of the notes do not restrict us from granting liens to secure debt that is senior in right of payment to the notes. If we become insolvent or are liquidated, or if payment under our revolving credit facility or any other secured senior indebtedness is accelerated, the lenders under our revolving credit facility or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the revolving credit facility or our other senior indebtedness).

        It may not be possible for us to purchase notes on the occurrence of a change in control.

        Upon the occurrence of specific change of control events, we will be required to offer to repurchase all of the notes at 101% of the principal amount of the notes plus accrued and unpaid interest, including any special interest, to the date of purchase. We cannot assure you that there will be sufficient funds available for us to make any required repurchase of the notes upon a change of control. Our failure to purchase tendered notes would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under our revolving credit facility and other debt instruments. See "Description of the Notes—Change of Control."

        Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note-holders to return payments received from guarantors.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee can be voided, or claims under a subsidiary guarantee may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the issuance of the guarantee; and

  •
  the subsidiary guarantor:

  •
  was insolvent or rendered insolvent by reason of issuing the guarantee;

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they become due.

        In addition, any payment by that subsidiary guarantor under a guarantee could be voided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor under such circumstances.

        The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair salable value of all of its assets;

  •
  the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they became due.

        In the event the guarantee of the notes by a subsidiary guarantor is voided as a fraudulent conveyance, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that guarantor.

        We are dependent on our subsidiaries to generate sufficient cash and distribute cash to us to service our indebtedness, including the notes.

        Our ability to make payments on our indebtedness, fund our ongoing operations and invest in capital expenditures and any acquisitions will depend in part on our subsidiaries' ability to generate cash in the future and distribute that cash to us. It is possible that our subsidiaries may not generate cash from operations in an amount sufficient to enable us to service our indebtedness, including the notes or may be subject to contractual or other restrictions on distributing their cash to us. These factors could also render our subsidiary guarantors financially or contractually unable to make payments under their guarantees of the notes.

USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of the notes will be approximately $194.3 million (after deducting the Underwriters' discount and expenses relating to this offering). We expect to use the net proceeds from our sale of the notes to repay indebtedness, including the repurchase of up to $100 million of our outstanding 7% Senior Notes due 2005 and the paydown of a portion of the outstanding balance under our revolving credit facility. Borrowings under our revolving credit facility accrue interest at LIBOR plus a spread of two percent. Until the net proceeds from the sale of the notes have been used, they may be temporarily invested in securities or held in bank deposits.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of October 30, 2004 and as adjusted to give effect to the offering of the notes and the application of the net proceeds to the repurchase of our 7% Senior Notes due 2005 and the paydown of our revolving credit facility. From time to time, we may issue additional debt or equity securities. The following information is qualified in its entirety by and should be read in conjunction with our consolidated financial statements, including the notes thereto, which are incorporated by reference in the accompanying prospectus. Please refer to "Where You Can Find More Information" in the accompanying prospectus for additional information.

	As of October 30, 2004
	Actual	As Adjusted
	(dollar amounts in thousands)
Debt maturing within one year
7.00% Senior Notes due June 2005	$100,000	$—
6.67% and 6.71% Medium-Term Notes, due November 2004	46,000	46,000
Capital lease obligations	1,155	1,155
Other notes payable, 8%	16	16

Total debt maturing within one year	147,171	47,171
Debt maturing in over one year
Revolving credit facility	$35,719	$—
6.52% and 6.40% Medium-Term notes due July 2007 and September 2007	215	215
6.88% Medium-Term Notes due March 2006	43,000	43,000
6.92% Term Enhanced ReMarketable Securities due July 2016	100,000	100,000
Other notes payable	1,319	1,319
7.50% Senior Subordinated Notes due 2014 offered hereby	—	200,000

Total debt maturing in over one year	180,253	344,534
Convertible long-term debt, less current portion	150,000	150,000

Total debt	477,424	541,705

Total stockholders' equity	$721,144	$721,144

Total capitalization	$1,198,568	$1,262,849

DESCRIPTION OF THE NOTES

        The notes will be issued under an Indenture (the "Indenture"), to be dated as of December 14, 2004, among the Company, The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc. and Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc. (together, the "Subsidiary Guarantors") and Wachovia Bank, National Association, as Trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The notes will be initially issued in a total principal amount of $200 million. The Company may issue an unlimited principal amount of Additional Notes having identical terms and conditions as the notes offered hereby, subject to compliance with the covenant described below under "—Covenants—Limitation on Debt." Any Additional Notes will be part of the same issue as the notes and will vote on all matters with the holders of the notes.

        The following description is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." Capitalized terms not otherwise defined herein have the meanings given to them in the Indenture. In this description, the word "Company" refers only to The Pep Boys—Manny Moe & Jack and not to any of its subsidiaries.

Concerning the Trustee

        Wachovia Bank, National Association will serve as the Trustee under the Indenture. An affiliate of the Trustee, Wachovia Capital Markets, LLC, is acting as an underwriter of this offering of the notes. Pursuant to the Trust Indenture Act of 1939, as amended, if a default were to occur under the Indenture and such default were not cured, waived or otherwise eliminated within 90 days, the Trustee would be required to either apply to the SEC for permission to continue as Trustee or resign, in which case the Company would be required to cause a successor Trustee to be appointed under the Indenture. Affiliates of the Trustee also provide credit and serve in agency capacities under the Company's Senior Credit Facility and Synthetic Lease Facility.

        The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes

        The notes

  •
  are general unsecured senior subordinated obligations of the Company;

  •
  are equal in right of payment with all existing and future senior subordinated obligations of the Company;

  •
  are effectively subordinated to all debt of any subsidiaries of the Company that do not guarantee the notes and to all current and future Senior Debt of the Company and the Subsidiary Guarantors; and

  •
  are unconditionally guaranteed on a senior subordinated basis by the Subsidiary Guarantors.

        The notes will be issued, and the outstanding notes were issued, in denominations of $1,000 and integral multiples of $1,000, and will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form.

The Subsidiary Guarantees

        The notes will be guaranteed on a senior subordinated basis by The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc. and Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc.

        Each Subsidiary Guarantee of the notes:

  •
  is a general unsecured senior subordinated obligation of the Subsidiary Guarantor;

  •
  is equal in right of payment with all existing and future Subordinated Debt of that Subsidiary Guarantor which is not by its terms expressly subordinated to the notes; and

  •
  is subordinated to all current and future Senior Debt of the Subsidiary Guarantors.

Ranking

        As of October 30, 2004 on a pro forma basis, after giving effect to this offering of the notes and the application of the net proceeds from this offering we would have had approximately $541.7 million of indebtedness outstanding, $340.5 million of which would rank senior in right of payment to the notes and the Subsidiary Guarantees.

Principal, Maturity and Interest

        The notes will be initially issued in a total principal amount of $200 million. The notes will mature on December 15, 2014, and will bear interest at the rate of 7.50% per annum. Interest on the notes is payable semi-annually on June 15 and December 15 of each year, commencing June 15, 2005. The Company will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1. The notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at the rate of 8.50% per annum.

        Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

        Principal of and premium, if any, and interest on the notes will be payable, and the notes may be presented for registration of transfer and exchange, at the office or agency of the Company maintained for that purpose, provided that at the option of the Company, payment of interest on any notes in certificated form may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. Until otherwise designated by the Company, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Security Registrar, currently located at 123 South Broad Street, Corporate Trust Administration—PA 1249, Philadelphia, Pennsylvania 19109.

        The Company may issue Additional Notes from time to time. Any offering of Additional Notes is subject to the covenant described below under "—Covenants—Limitation on Debt." The outstanding notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Subsidiary Guarantees

        Subject to the limitations described below, the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the notes, whether for principal of, premium, if any, or interest on the notes or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will also pay, on a senior subordinated basis and in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

        A Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the notes are subordinated to the Senior Debt of the Company. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by the Company on the notes are suspended by the subordination provisions of the Indenture.

        Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors—Risks Related to the notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note-holders to return payments received from guarantors."

        Each Subsidiary Guarantee will be a continuing guarantee and will:

  (1)
  remain in full force and effect until either (a) payment in full of all the Guaranteed Obligations (or the notes are defeased in accordance with the defeasance provisions of the Indenture) or (b) released as described in the next paragraph under this "—Subsidiary Guarantees",

  (2)
  be binding upon each Subsidiary Guarantor, and

  (3)
  inure to the benefit of and be enforceable by the Trustee, the Holders and their respective successors, transferees and assigns.

        The Subsidiary Guarantee of a Subsidiary Guarantor will be released and the Restricted Subsidiary released of all obligations under its Subsidiary Guarantee:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale or other disposition complies with the "Limitation on Assets Disposition" covenant;

  (2)
  in connection with any sale of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale complies with the "Limitation on Assets Disposition" covenant;

  (3)
  upon the legal defeasance or covenant defeasance of the notes in accordance with the terms of the Indenture; or

  (4)
  if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture.

        Any newly-formed domestic Subsidiary of the Company, and any domestic Subsidiary of the Company which Incurs any Debt will, simultaneously with Incurrence (or, if the domestic Subsidiary has outstanding Debt at the time of its creation or acquisition, at the time of such creation or acquisition), become a Subsidiary Guarantor and execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will agree to guarantee the Company's obligations under the notes; provided, however, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries will not have to comply with the requirements of this covenant. In the event that the Company's domestic non-Guarantor Subsidiaries cease to meet the requirements related to their operations and arrangements applicable to Unrestricted Subsidiaries, as described under clause (1)(a) and (b) of the covenant described under "—Unrestricted Subsidiaries" below, such Subsidiaries will be required to become Subsidiary Guarantors.

Subordination

        The indebtedness evidenced by the notes is, to the extent set forth in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Debt of the Company.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or similar proceedings of the Company, the holders of all Senior Debt of the Company will first be entitled to receive payment in full of such Senior Debt, or provision made for such payment before the Holders of the notes will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on, or any obligation to purchase, the notes. In the event that notwithstanding the preceding, the Trustee or the Holder of any note receives any payment or distribution of assets of the Company of any kind or character (including any such payment or distribution which may be payable or deliverable by the reason of the payment of any other indebtedness of the Company being subordinated to the payment of the notes), before all the Senior Debt of the Company is so paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt of the Company remaining unpaid, to the extent necessary to pay such Senior Debt in full. However, notwithstanding the foregoing, Holders of the notes may receive shares of stock of the Company or securities of the Company which are subordinate in right of payment to all Senior Debt of the Company to substantially the same extent as the notes are so subordinated ("subordinated consideration").

        No payments on account of principal of, premium, if any, or interest on, or in respect of the purchase or other acquisition of, the notes (except for subordinated consideration), and no defeasance of the notes, may be made if there shall have occurred and be continuing a Senior Payment Default.

        "Senior Payment Default" means any default in the payment of any principal of or premium, if any, or interest on Senior Debt of the Company when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

        Upon the occurrence of a Senior Nonmonetary Default and receipt of written notice by the Company, the Subsidiary Guarantors and the Trustee of the occurrence of such Senior Nonmonetary Default from the agent for the Designated Senior Debt which is the subject of such Senior Nonmonetary Default, the Company shall make no payments on account of principal of, premium, if any, or interest on, or in respect of the purchase or other acquisition of, the notes

(except for subordinated consideration), for a period (the "Payment Blockage Period") commencing on the date of the receipt of such notice and ending the earlier of:

  (1)
  the date on which such Senior Nonmonetary Default has been cured or waived or ceased to exist or all Designated Senior Debt the subject of such Senior Nonmonetary Default has been discharged;

  (2)
  the 179th day after the date of the receipt of such notice; and

  (3)
  the date on which the Payment Blockage Period has been terminated by written notice to the Company, any Subsidiary Guarantor or the Trustee from the agent for the Designated Senior Debt initiating the Payment Blockage Period.

        In any event, no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect. In addition, no Senior Nonmonetary Default that existed or was continuing on the date of the commencement of a Payment Blockage Period may be the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days.

        "Senior Nonmonetary Default" means the occurrence or existence and continuance of an event of default with respect to Designated Senior Debt, other than a Senior Payment Default, permitting the holders of the Designated Senior Debt (or a trustee or other agent on behalf of the holders thereof) then to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise become due and payable.

        The failure to make any payment on the notes by reason of the provisions of the Indenture described under this "—Subordination" will not prevent the occurrence of an Event of Default with respect to the notes arising from any such failure to make payment. Upon termination of any period of payment blockage, the Company shall resume making any and all required payments in respect of the notes, including any missed payments.

        As a result of this subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Debt of the Company or of the notes may recover less, ratably, than holders of Senior Debt of the Company and more, ratably, than Holders of the notes.

        The subordination provisions described above will not be applicable to payments in respect of the notes from a defeasance trust established in connection with any defeasance or covenant defeasance of the notes as described under the subheading "—Defeasance and Covenant Defeasance" in this prospectus.

        In addition, the notes will be effectively subordinated to all indebtedness and other liabilities of the Company's subsidiaries. Although the notes will be guaranteed by the Subsidiary Guarantors, the Subsidiary Guarantee of each Subsidiary Guarantor will be subordinated to the Senior Debt of such Subsidiary Guarantor on the same basis as the notes are subordinated to the Senior Debt of the Company, and such Subsidiary Guarantee may be released prior to the payment of the principal of the notes under certain circumstances. See "—Subsidiary Guarantees."

Optional Redemption

        The Company may redeem all or a part of the notes at any time on or after December 15, 2009 upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the date of redemption (the "Redemption Date"), if redeemed during the 12-month period beginning December 15 of the years indicated:

Redemption Year	Price
2009	103.75%
2010	102.50%
2011	101.25%
2012 and thereafter	100.00%

        In the event that on or before December 15, 2007 the Company receives net proceeds from the sale of its Common Stock in one or more Equity Offerings, the Company may use all or a portion of any such net proceeds to redeem up to 35% of the aggregate principal amount of the notes (including any Additional Notes) issued at a redemption price of 107.50% of the principal amount thereof plus accrued interest to but excluding the Redemption Date; provided that:

  (1)
  at least 65% of the aggregate principal amount of the notes (including any Additional Notes) issued remains outstanding after each such redemption; and

  (2)
  the Redemption Date is within 90 days of such sale and the Company provides not less than 30 and not more than 60 days' notice of the redemption.

        Prior to December 15, 2009 the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the greater of:

  (1)
  100% of the principal amount thereof; or

  (2)
  the present value, as determined by an Independent Investment Banker, of

  (a)
  103.75% of the principal amount of the notes being redeemed payable at December 15, 2009, plus

  (b)
  all required interest payments due on such notes through December 15, 2009,

    discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate,

plus in each case accrued interest to but excluding the redemption date.

        The Company will not be required to (1) issue, register the transfer of or exchange any note during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any note that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any such note being redeemed in part.

Selection and Notice

        If less than all of the notes are to be redeemed in connection with any redemption, the Trustee will select notes (or portions of notes) for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

        No notes can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.

Covenants

        The Indenture contains, among others, the following covenants:

Limitation on Debt

        The Company may not, and may not permit any Restricted Subsidiary to, Incur any Debt except that the Company and any Restricted Subsidiary (but not any Restricted Subsidiary that is not a Subsidiary Guarantor) may Incur Debt if after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof the Consolidated Cash Flow Coverage Ratio of the Company would be greater than 2.0 to 1.

        Notwithstanding the preceding limitation, the following Debt may be Incurred:

  (1)
  Debt of the Company or any Subsidiary Guarantor under the Senior Credit Facility in an aggregate principal amount at any one time not to exceed $400 million;

  (2)
  Debt owed by the Company to any Restricted Subsidiary for which fair value has been received or Debt owed by a Restricted Subsidiary to the Company or a Restricted Subsidiary; provided, however, that upon either the transfer or other disposition by such Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary or the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, the provisions of this clause (2) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

  (3)
  Debt consisting of the notes (other than any Additional Notes), the Subsidiary Guarantees and Guarantees by Restricted Subsidiaries of any Debt Incurred to refinance or refund the notes;

  (4)
  Debt of the Company or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Debt Incurred to refund or refinance any Debt Incurred pursuant to this clause (4), not to exceed, at any time outstanding, $20 million;

  (5)
  Debt of the Company or any Restricted Subsidiary Incurred under the Synthetic Lease Facility;

  (6)
  Debt of the Company or any Restricted Subsidiary consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

  (7)
  Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of (each of the foregoing, a "refinancing"),

  (a)
  the notes,

    (b)
    outstanding Debt that is not described in any other clause hereof that was outstanding as of the Closing Date,

    (c)
    outstanding Debt Incurred pursuant to the first paragraph of this "Limitation on Debt" covenant, and

    (d)
    Debt previously Incurred pursuant to this clause (7),

      in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Restricted Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that:

      (w)
      Incurrence of (i) Debt the proceeds of which are used to refinance the notes, or (ii) Debt which is pari passu with or subordinate in right of payment to the notes or the Subsidiary Guarantees, as the case may be, shall only be permitted if (A) in the case of any refinancing of the notes or Debt which is pari passu to the notes or the Subsidiary Guarantees, as the case may be, the refinancing Debt is made pari passu to the notes or the Subsidiary Guarantees, as the case may be, or subordinated to the notes or the Subsidiary Guarantees, as the case may be, and (B) in the case of any refinancing of Debt which is subordinated to the notes or the Subsidiary Guarantees, as the case may be, the refinancing Debt constitutes Debt that is subordinated to the notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Debt being refinanced;

      (x)
      the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (A) does not have an Average Life that is less than the remaining Average Life of the Debt being refinanced and (B) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such Debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under "—Change of Control" and "—Limitation on Asset Dispositions";

      (y)
      (I) in the case of any refinancing of Debt of the Company, the refinancing Debt may be Incurred only by the Company, provided that such refinancing Debt may be guaranteed by one or more Restricted Subsidiaries, and (II) in the case of any refinancing of Debt of a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary or the Company; and

      (z)
      in the case of any refinancing of Preferred Stock of a Restricted Subsidiary, such Preferred Stock may be refinanced only with Preferred Stock of such Restricted Subsidiary;

  (8)
  Debt of the Company or any Subsidiary Guarantor not otherwise permitted to be Incurred pursuant to clauses (1) through (7) above, which, together with any other outstanding Debt Incurred pursuant to this clause (8), and in both such cases including any renewals, extensions, substitutions, refinancings or replacements of such Debt has an aggregate principal amount not in excess of $50 million at any time outstanding; and

  (9)
  unsecured Debt of the Company or any Restricted Subsidiary to Colchester in an aggregate principal amount at any time outstanding not to exceed $80 million.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Debt incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Debt meets the criteria of more than one of the types of Debt described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Debt on the date of Incurrence (or later classify or reclassify such Debt, in its sole discretion) and only be required to include the amount and type of such Debt in one of such clauses;

  (2)
  Guarantees of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included;

  (3)
  the principal amount of any Redeemable Stock or Preferred Stock of the Company or a Restricted Subsidiary will be equal to the greater of the maximum redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

  (4)
  Debt permitted by this covenant need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Debt;

  (5)
  any Receivables Sale shall be the amount for which there is recourse to the seller; and

  (6)
  the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Debt and the payment of dividends in the form of additional shares of Preferred Stock or Redeemable Stock will not be deemed to be an incurrence of Debt for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Restricted Payments

        The Company:

  (1)
  may not, and may not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Restricted Subsidiary)

    in respect of its Capital Stock or to the holders thereof (in their capacity as holders of Capital Stock), other than

    (a)
    any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock),

    (b)
    in the case of a Restricted Subsidiary, dividends or distributions payable to the Company or a Restricted Subsidiary or pro rata dividends or distributions,

  (2)
  may not, and may not permit any Restricted Subsidiary to, purchase, redeem, or otherwise acquire or retire for value

  (a)
  any Capital Stock of the Company or any Restricted Subsidiary or

  (b)
  any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Restricted Subsidiary but excluding any debt securities convertible or exchangeable into shares of Capital Stock of the Company or any Restricted Subsidiary, except in the case of Capital Stock of a Restricted Subsidiary, from the Company or a Restricted Subsidiary;

  (3)
  may not make, or permit any Restricted Subsidiary to make, any Investment in any Unrestricted Subsidiary or any Affiliate or any Person that would become an Affiliate after giving effect thereto, other than a Permitted Investment; and

  (4)
  may not, and may not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company or any Subsidiary Guarantor which is subordinate in right of payment to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be (each of clauses (1) through (4) being a "Restricted Payment") unless, in the case of each of clauses (1) through (4):

  (a)
  no Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or would result from such Restricted Payment,

  (b)
  after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, the Company could Incur at least $1.00 of additional Debt pursuant to the terms of the first paragraph of the "Limitation on Debt" covenant above, and

  (c)
  upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the Closing Date does not exceed the sum of:

  (x)
  50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company since the first day of the fiscal quarter of the initial issuance of the notes through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus

  (y)
  100% of (I) the aggregate net cash proceeds received by the Company after the Closing Date from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and (II) the principal amount of Debt of the Company that is converted into or exchanged for Capital Stock (other than

        Redeemable Stock and other than by or from a Subsidiary of the Company) of the Company after the Closing Date, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

      (z)
      an amount equal to the net reduction in Investments by the Company and its Restricted Subsidiaries, subsequent to the Closing Date, in any Person subject to clause (3) above upon the disposition, liquidation or repayment (including by way of dividends) thereof or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, but only to the extent such amounts are not included in Consolidated Net Income and not to exceed in the case of any one Person the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

        Notwithstanding the preceding, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom:

  (1)
  the Company and any Restricted Subsidiary may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary could have paid such dividend in accordance with the terms of this covenant;

  (2)
  the Company may refinance any Debt otherwise permitted by clause (6) of the second paragraph of the "Limitation on Debt" covenant above or redeem, acquire or retire any Debt solely in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

  (3)
  the Company may purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company;

  (4)
  the Company may purchase or redeem any Debt from Net Available Proceeds to the extent permitted by the "Limitation on Asset Dispositions" covenant;

  (5)
  the Company may acquire shares of its Capital Stock in connection with the exercise of employee or director stock options or stock appreciation rights by way of cashless exercise;

  (6)
  the Company may acquire shares of its Capital Stock pursuant to equity repurchases from present or former directors or employees in an amount of up to $2 million per year;

  (7)
  the Company may declare and pay regular quarterly cash dividends in respect of the Company's Common Stock in an amount not to exceed $0.0675 per share (such amount to be adjusted from time to time to account for any stock splits, stock dividends or similar occurrences), provided that the aggregate amount of such cash dividends will be included as Restricted Payments for purposes of determining the amount of Restricted Payments that may be made pursuant to the preceding paragraph;

  (8)
  the Company may purchase shares of its common stock in accordance with the Company's share repurchase plan, as publicly announced by the Company on September 9, 2004, in an amount not to exceed the Company's remaining authority under such repurchase plan as of the Closing Date (which amount was $61.1 million as of October 30, 2004); and

  (9)
  the Company may make other Restricted Payments since the Closing Date in an aggregate amount not to exceed $25 million.

        Any payment made pursuant to clauses (1), (6) and (7) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph and the amount of net proceeds from any exchange for, conversion into or sale of Capital Stock of the Company pursuant to clause (2) or (3) of this paragraph shall be excluded from the calculation of the amount available for Restricted Payments pursuant to clause (c)(y) above.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary:

  (1)
  to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;

  (2)
  to make loans or advances to the Company or any other Restricted Subsidiary; or

  (3)
  to transfer any of its property or assets to the Company or any other Restricted Subsidiary.

        Notwithstanding the preceding, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

  (1)
  pursuant to any agreement in effect on the Closing Date (including the Senior Credit Facility);

  (2)
  pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary existing on the Closing Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, provided that the Incurrence of such Debt is permitted by the "Limitation on Debt" covenant;

  (3)
  pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (1) or (2) of this paragraph; provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are not materially more restrictive, taken as a whole, than the provisions contained in the agreement the subject thereof;

  (4)
  in the case of a restriction described in clause (3) of the preceding paragraph, contained in any security agreement (including a capital lease) securing Debt of a Restricted

    Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the assets or property subject to such security agreement;

  (5)
  in the case of a restriction described in clause (3) of the preceding paragraph, consisting of customary nonassignment provisions entered into in the ordinary course of business in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract;

  (6)
  with respect to a Restricted Subsidiary, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that such restriction terminates if such transaction is closed or abandoned;

  (7)
  in bona fide contracts for the sale of any property or assets; or

  (8)
  if such encumbrance or restriction is the result of applicable laws or regulations.

Limitation on Ranking of Certain Debt

        The Company:

  (1)
  may not Incur any Debt which by its terms is both subordinate in right of payment to any Senior Debt of the Company and senior in right of payment to the notes;

  (2)
  may not permit any Subsidiary Guarantor to Incur any Debt which by its terms is both subordinate in right of payment to any Senior Debt of such Subsidiary Guarantor and senior in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; and

  (3)
  may not permit any Restricted Subsidiary to Guarantee any Debt of the Company that is subordinate in right of payment to the notes unless:

  (a)
  the Guarantee by such Restricted Subsidiary of such other Debt shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee at least to the same extent as such Debt of the Company is subordinated to the notes and

  (b)
  such Restricted Subsidiary waives, and agrees that it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee of such other Debt of the Company until the notes have been paid in full.

        For purposes of the Indenture, no Debt shall be deemed subordinate in right of payment to any other Debt solely by reason of such other Debt having the benefit of a security interest.

Limitation on Liens Securing Pari Passu or Subordinated Debt

        The Company may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Debt that is expressly by its terms pari passu, subordinate or junior in right of payment to the notes or the Subsidiary Guarantee of a Restricted Subsidiary without making, or causing such Restricted Subsidiary to make, effective provision for securing the notes or such Restricted Subsidiary's Subsidiary Guarantee (1) in the event such Debt is pari passu with the notes or such Subsidiary Guarantee, equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (2) in the event such Debt is subordinate in right of payment to the notes or such Subsidiary Guarantee, prior to such Debt as to such property or assets for so long as such Debt will be so secured.

Limitation on Asset Dispositions

        The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless:

  (1)
  the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee;

  (2)
  at least 75% of the consideration for such disposition consists of:

  (a)
  cash or Cash Equivalents;

  (b)
  the assumption of Debt of the Company or such Restricted Subsidiary (other than Debt that is subordinated to the notes or such Restricted Subsidiary's Subsidiary Guarantee) relating to such assets and release from all liability on the Debt assumed;

  (c)
  Replacement Assets; or

  (d)
  a combination of the foregoing;

    provided that the amount of any consideration received by the Company or such Restricted Subsidiary that is converted into cash within 180 days of the closing of such Asset Disposition shall be deemed to be cash for purposes of this provision (to the extent of the cash received); and

  (3)
  all Net Available Proceeds, less any amounts invested within 360 days of such disposition in Replacement Assets, are applied within 360 days of such disposition:

  (a)
  first, to the permanent repayment or reduction of Senior Debt of the Company or any Subsidiary Guarantor then outstanding under any agreements or instruments which would require such application or prohibit payments pursuant to clause (b) following,

  (b)
  second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding notes at 100% of their principal amount plus accrued interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase,

  (c)
  third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of the Company or Debt of a Restricted Subsidiary, to the extent permitted under the terms thereof and

  (d)
  fourth, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.

        Notwithstanding the preceding, the Company shall not be permitted to make an Offer to Purchase pursuant to clause 3(b) above if the remaining Net Available Proceeds after giving effect to the application required by clause 3(a) is less than $10 million.

Transactions with Affiliates

        The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate of the Company or a Restricted Subsidiary, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate and is in the best interests of such Company or such Restricted Subsidiary. For any transaction that involves in excess of $5 million, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee. For any transaction that involves in excess of $10 million, the Company shall also obtain an opinion from a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate of the Company, which opinion shall be filed with the Trustee.

        The preceding requirements shall not apply to:

  (1)
  any transaction pursuant to agreements in effect on the date of issuance of the notes;

  (2)
  any employment agreement or employee benefit arrangements with any officer or director, including under any stock option or stock incentive plans, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary or approved by a majority of the disinterested members of the Board of Directors;

  (3)
  transactions between or among the Company and/or its Restricted Subsidiaries;

  (4)
  transactions between the Company or any Restricted Subsidiary and Colchester that are directly related to the provision by Colchester of insurance to the Company or such restricted Subsidiary in accordance with the established course of business between the Company and the Restricted Subsidiaries, on the one hand, and Colchester, on the other hand, as of the Closing Date, provided that such transactions (i) are on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate and (ii) are in the best interests of the Company or such Restricted Subsidiary.

  (5)
  payment of reasonable directors fees to Persons who are not otherwise employees of the Company;

  (6)
  indemnities of officers, directors and employees of the Company or any Subsidiary of the Company pursuant to bylaws, or statutory provisions or indemnification agreements or the purchase of indemnification insurance for any director or officer;

  (7)
  any Restricted Payment that is permitted to be made by the "Limitation on Restricted Payments" covenant; and

  (8)
  written agreements entered into or assumed in connection with acquisitions of other businesses with Persons who were not Affiliates prior to such transactions.

        Notwithstanding the preceding, the requirements set forth in the third sentence of the first paragraph of this "Transactions with Affiliates" covenant relating to an opinion from a nationally recognized expert shall not apply to leases of property or equipment entered into in the ordinary course of business.

Change of Control

        Within 30 days of the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase. A "Change of Control" will be deemed to have occurred at such time as either:

  (1)
  any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor provision thereto, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company; or

  (2)
  any Person or Group shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate of such Person or Group, will constitute a majority of the Board of Directors of the Company;

  provided, that a transaction effected to create a holding company of the Company, (a) pursuant to which the Company becomes a Wholly Owned Subsidiary of such holding company, and (b) as a result of which the holders of Capital Stock of such holding company are substantially the same as the holders of Capital Stock of the Company immediately prior to such transaction, shall not be deemed to involve a "Change of Control;" provided further that following such a holding company transaction, references in this definition of "Change of Control" shall thereafter be treated as references to such holding company. In the event that the Company makes an Offer to Purchase the notes, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

Payments for Consent

        The Company may not, and may not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Provision of Financial Information

        Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. If filing such documents by the Company with the Commission is not permitted under the Exchange Act, the Company shall also promptly supply copies of such documents to any prospective Holder and the Trustee.

Unrestricted Subsidiaries

        Colchester Insurance Company and one immaterial subsidiary of the Company will be Unrestricted Subsidiaries. Colchester Insurance Company, a Vermont insurance corporation, is a wholly-owned subsidiary of the Company formed to insure workers' compensation, general liability and automobile liability risks of the Company and its operating subsidiaries. As of January 31, 2004, Colchester had total assets of $188.6 million, of which $78.7 million was in the form of a note receivable from the Company. All of the Company's other subsidiaries will be Restricted Subsidiaries.

        The Company may designate any Restricted Subsidiary to be an "Unrestricted Subsidiary" as provided below in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary designated as such by the Board of Directors as set forth below where

    (a)
    neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and

    (b)
    no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        Colchester and one immaterial Subsidiary of the Company will be Unrestricted Subsidiaries under the Indenture.

        The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of its Investment in such Subsidiary pursuant to the "Limitation on Restricted Payments" covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.

Mergers, Consolidations and Certain Sales of Assets

        The Company may not, in a single transaction or a series of related transactions: (1) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or (2) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets unless:

  (1)
  in a transaction in which the Company does not survive or in which the Company transfers, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture;

  (2)
  immediately before and after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

  (3)
  except in the case of any such consolidation or merger of the Company with or into a Restricted Subsidiary, immediately after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Debt pursuant to the provisions of the first paragraph of the "Limitation on Debt" covenant; and

  (4)
  if, as a result of any such transaction, property or assets of the Company would become subject to a Lien prohibited by the provisions of the "Limitation on Liens Securing Subordinated Debt" covenant, the Company or the successor entity to the Company shall have secured the notes as required by said covenant.

Events of Default

        The following are Events of Default under the Indenture with respect to the notes:

  (1)
  failure to pay principal of (or premium, if any, on) any note when due (whether or not prohibited by the subordination provisions of the Indenture);

  (2)
  failure to pay any interest on any note when due (whether or not prohibited by the subordination provisions of the Indenture), continued for 30 days;

  (3)
  default in the payment of principal and interest on notes required to be purchased pursuant to an Offer to Purchase as described under "Change of Control" and "Limitation on Asset Dispositions" when due and payable (whether or not prohibited by the subordination provisions of the Indenture);

  (4)
  failure to perform or comply with the provisions described under "Mergers, Consolidations and Certain Sales of Assets";

  (5)
  failure to perform any other covenant or agreement of the Company under the Indenture or the notes (other than a covenant or agreement that has expressly been included in the Indenture solely for the benefit of another series of Debt) continued for 60 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding notes;

  (6)
  default under the terms of any instrument evidencing or securing any Debt of the Company or any Restricted Subsidiary having an outstanding principal amount of $10 million individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such Debt (which acceleration is not rescinded within a period of 10 days from the occurrence of such acceleration) or constitutes the failure to pay all or any portion of the principal amount of such Debt when due;

  (7)
  the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an amount in excess of $10 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

  (8)
  certain events of bankruptcy, insolvency or reorganization affecting the Company, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary; and

  (9)
  the Subsidiary Guarantee of any Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture).

        If an Event of Default (other than an Event of Default described in clause (8) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes may accelerate the maturity of all notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (8) above occurs, the outstanding notes will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see "Modification and Waiver" below.

        Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless the Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the notes or exercising any trust or power conferred on the Trustee with respect to the notes.

        No Holder of a note will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder unless (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes, (b) the Holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (c) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a note for the enforcement of payment of the principal of or any premium or interest on such note on or after the applicable due date specified in such note.

        The Company and the Subsidiary Guarantors are required to furnish to the Trustee annually a statement by certain of their officers as to whether or not the Company or any Subsidiary Guarantor, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

Modification and Waiver

        Modifications and amendments of the Indenture may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding note affected thereby:

  (1)
  change the Stated Maturity of the principal of, or any installment of interest on, any note,

  (2)
  reduce the principal amount of, (or the premium) or interest on, any note,

  (3)
  change the place or currency of payment of principal of (or premium), or interest on, any note,

  (4)
  impair the right to institute suit for the enforcement of any payment on or with respect to any note,

  (5)
  reduce the above-stated percentage of outstanding notes necessary to modify or amend the Indenture,

  (6)
  reduce the percentage of aggregate principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults,

  (7)
  modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified,

  (8)
  modify any of the provisions of the Indenture relating to the subordination of the notes or the Subsidiary Guarantees (including any release thereof) in a manner adverse to the Holders, or

  (9)
  following the mailing of any Offer to Purchase, modify any Offer to Purchase for the notes required under the "Limitation on Asset Dispositions" and the "Change of Control" covenants contained in the Indenture in a manner adverse to the Holders thereof.

        The Holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all Holders of notes, may waive compliance by the Company with certain restrictive provisions of the Indenture, including those disclosed under the heading "Covenants" above. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all Holders of notes, may waive any past default under the Indenture, except a default in the payment of principal, premium, interest or a default arising from failure to purchase any note tendered pursuant to an Offer to Purchase or any provisions of the Indenture which cannot be amended without the consent of the Holder of each outstanding note.

        The Indenture provides that in determining whether the Holders of the requisite principal amount of the outstanding notes have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date, certain notes, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased, will not be deemed to be Outstanding.

        Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding notes entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a note, such action may be taken only by persons who are Holders of outstanding notes on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such notes within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

        We may elect, at our option at any time, to have the provisions of the Indenture relating either to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants applied to the notes.

        Defeasance and Discharge.    Upon the Company's exercise of its option to have defeasance and discharge applied to the notes, the Company and, if applicable, each Subsidiary Guarantor will be discharged from their respective obligations with respect to the notes (except for certain obligations to exchange or register the transfer of notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of the notes of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the notes on their respective Stated Maturities in accordance with the terms of the Indenture and the notes. Such defeasance and discharge may occur only if, among other things,

  (1)
  the Company has delivered to the Trustee an Opinion of Counsel to the effect that it has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

  (2)
  no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing;

  (3)
  such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound;

  (4)
  at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any of the Senior Debt of the Company or any Subsidiary Guarantor shall have occurred and be continuing and no other event of default with respect to any of such Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

  (5)
  the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

        Defeasance of Certain Covenants.    Upon the Company's exercise of its option to have covenant defeasance applied to the notes, we may omit to comply with certain restrictive covenants, including those described under "Covenants"(except for "Change of Control") the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under "Events of Default" will not be deemed to either be or result in an Event of Default. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of the notes, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the notes on their respective Stated Maturities in accordance with the terms of the Indenture and the notes. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to the notes and the notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the notes at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the notes upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Book-Entry, Delivery and Form

Global Notes

        The notes will initially be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes") and will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and will be registered in the name of a nominee of DTC.

        Except as set forth below, the Global Notes will be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes will not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes."

Exchange of Global Notes for Certificated Notes

        A beneficial interest in a Global Note may not be exchanged for a note in certificated form unless (1) DTC (x) notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either event the Company fails to appoint a successor depository within 90 days, (2) there shall have occurred and be continuing an Event of Default with respect to the notes and DTC notifies the Trustee of its decision to exchange its Global Note for certificated notes or (3) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of notes in certificated form. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Global Notes

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC's settlement system and are subject to changes by DTC from time to time. The Company and the Subsidiary Guarantors take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        Upon the issuance of the Global Notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC ("participants") or persons who hold interests through participants. Ownership or beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants).

        AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE NOTES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE NOTES. Except in the limited circumstances described above under "—Exchange of Global Notes for Certificated Notes," owners of beneficial interests in a Global Note will not be entitled to have portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the owners or Holders of the Global Note (or any notes presented thereby) under the Indenture or the notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures. In the event that owners of beneficial interests in a Global Note become entitled to receive notes in certificated form, such notes will be issued only in registered form in denominations of $1,000 and integral multiples thereof.

        The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        All payments on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Company, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Beneficial interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. The Company expects that DTC or its nominee, upon receipt of any payment in respect of a Global Note representing any notes held by it or its nominee, will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised the Company that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default with respect to the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its participants.

        DTC has advised the Company as follows:

        DTC is

  •
  a limited purpose trust company organized under the laws of the State of New York,

  •
  a "banking organization" within the meaning of New York Banking Law,

  •
  a member of the Federal Reserve System,

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

  •
  a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or its indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Same Day Settlement and Payment

        The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder.

        The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Notices

        Notices to Holders of notes will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

        The Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a note is registered as the absolute owner of the note (whether or not such note may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

        The Indenture and the notes will be governed by, and construed in accordance with, the law of the State of New York.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Additional Notes" means 7.50% Senior Subordinated Notes due 2014 of the Company issued under the Indenture after the Closing Date and having identical terms (except as to the initial interest payment date) to the notes.

        "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that direct or indirect beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to constitute control.

        "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

        "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition (but excluding the creation of any Lien) by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Restricted Subsidiary of such Person or by such Person to a Restricted Subsidiary of such Person) of:

  (1)
  shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person,

  (2)
  substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or

  (3)
  other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business,

        provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $3 million or more.

        The term "Asset Disposition" shall not include:

  (1)
  a Restricted Payment that is made in compliance with the "Limitation on Restricted Payments" covenant,

  (2)
  the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary, in either case in compliance with the applicable provisions of the Indenture or

  (3)
  any transaction subject to and consummated in compliance with the covenant described above under "Mergers, Consolidations and Certain Sales of Assets".

        "Average Life" means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payments of such Debt by (2) the sum of all such principal payments.

        "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition,

  (2)
  certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a rating by Fitch, Inc. of "B" or better,

  (3)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above,

  (4)
  commercial paper having a rating of at least P-1 from Moody's and a rating of at least A-1 from S&P, and

  (5)
  investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

        "Closing Date" means the date of the initial issuance of the notes.

        "Colchester" means Colchester Insurance Company, a Vermont insurance corporation.

        "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

        "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

        "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income for such period increased by the sum of:

  (1)
  Consolidated Interest Expense for such period, plus

  (2)
  the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles, plus

  (3)
  Consolidated Income Tax Expense for such period, plus

  (4)
  the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus

  (5)
  other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) included in the income statement of the Company and its Restricted Subsidiaries for such period; minus

  (6)
  non-cash items increasing Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with generally accepted accounting principles;

        provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary that is not a Subsidiary Guarantor (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

        "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of:

  (1)
  Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to

  (2)
  Consolidated Fixed Charges for such period;

        provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Company or any Restricted Subsidiary since the end of such period that remains outstanding and to any Debt that is proposed to be Incurred by the Company or any Restricted Subsidiary as if in each case such Debt had been Incurred on the first day of such period and as if any Debt that is or will no longer be outstanding as the result of the Incurrence of any such Debt had not been outstanding as of the first day of such period; provided, however, that in making such computation, the Consolidated Interest Expense attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Company or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

        "Consolidated Fixed Charges" for any period means the sum of:

  (1)
  Consolidated Interest Expense and

  (2)
  the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles.

        "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

        "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

  (1)
  the amortization of Debt discounts;

  (2)
  any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

  (3)
  net fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;

  (4)
  Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than with respect to Redeemable Stock) declared and paid or payable;

  (5)
  accrued Redeemable Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid;

  (6)
  interest on Debt guaranteed by the Company and its Restricted Subsidiaries; and

  (7)
  the portion of rental expense deemed to be representative of the interest factor attributable to Capital Lease Obligations.

        "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom:

  (1)
  the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction,

  (2)
  the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period,

  (3)
  gains or losses on Asset Dispositions by the Company or its Subsidiaries,

  (4)
  all extraordinary gains and extraordinary losses,

  (5)
  gains or losses from the early retirement or extinguishment of indebtedness,

  (6)
  the cumulative effect of changes in accounting principles,

  (7)
  non-cash gains or losses resulting from fluctuations in currency exchange rates and

  (8)
  the tax effect of any of the items described in clauses (1) through (6) above;

        provided, further, that for purposes of any determination pursuant to the provisions of the "Limitation on Restricted Payments" covenant, there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary to the extent of such restriction.

        "Consolidated Net Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Restricted Subsidiaries after deducting therefrom:

  (1)
  all goodwill, trade names, trademarks, patents, patent applications, licenses, non-compete agreements, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet and

  (2)
  appropriate deductions for any minority interests.

        "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

  (1)
  every obligation of such Person for money borrowed;

  (2)
  every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses;

  (3)
  every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

  (4)
  every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business and with respect to services, excluding deferred compensation to employees), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or engaging such services, the amount of such price being that which would be negotiated in an arm's length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction or services;

  (5)
  every Capital Lease Obligation of such Person;

  (6)
  all Receivables Sales of such Person which are sold with recourse to such Person;

  (7)
  all Redeemable Stock issued by such Person;

  (8)
  if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person;

  (9)
  every net obligation under Interest Rate, Currency or Commodity Price Agreements of such Person; and

  (10)
  every obligation of the type referred to in clauses (1) through (9) of another Person and all dividends of another Person the payment of which, in either case, (a) such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise or (b) is secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt or dividends.

        Notwithstanding the foregoing, Debt shall not include any obligation arising from any agreement entered into in connection with the acquisition of any business or assets with any seller of such business or assets that (1) provides for the payment of earn-outs to such seller or (2) guarantees to such seller a minimum price to be realized by such seller upon the sale of any Common Stock of the Company that was issued by the Company to such seller in connection with such acquisition.

        "Designated Senior Debt" of the Company means:

  (1)
  Debt of the Company under the Senior Credit Facility and

  (2)
  any Senior Debt of the Company

  (a)
  which at the time of determination exceeds $25 million in aggregate principal amount outstanding or available under a committed facility,

  (b)
  which is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company and

  (c)
  as to which the Trustee has received an Officers' Certificate of the Company specifying such Senior Debt as "Designated Senior Debt".

        "Equity Offering" means an offering of Common Stock that results in aggregate cash net proceeds to the Company.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the

"primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,

  (2)
  to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or

  (3)
  to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing);

        provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

        "Independent Investment Banker" means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

        "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

        "Inventory" of any Person means the automotive parts and supplies inventories of such Person that are held for sale, or are to be used or consumed by such Person, in the ordinary course of business. The value of each particular item of inventory shall be the historical purchase price thereof.

        "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (other than Capital Stock that is neither Redeemable Stock nor Preferred Stock of a Restricted Subsidiary) to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include

  (1)
  trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person,

  (2)
  any Permitted Interest Rate, Currency or Commodity Price Agreement and

  (3)
  endorsements of negotiable instruments and documents in the ordinary course of business.

        "Investment Grade" means Baa3 or above in the case of Moody's (or the equivalent under any successor rating categories of Moody's) and BBB- or above in the case of S&P (or the equivalent under any successor rating categories of S&P).

        "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any sale and leaseback arrangement, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Available Proceeds" from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of:

  (1)
  all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

  (2)
  all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition; and

  (4)
  appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

        "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of notes within five Business Days after the Offer Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an

Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain a description of the events requiring the Company to make the Offer to Purchase and all instructions and materials necessary to enable such Holders to tender notes pursuant to the Offer to Purchase. The Offer shall also state:

  (1)
  the section of the Indenture pursuant to which the Offer to Purchase is being made;

  (2)
  the Offer Expiration Date and the Purchase Date;

  (3)
  the aggregate principal amount of the outstanding notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

  (4)
  the purchase price to be paid by the Company for each $1,000 aggregate principal amount of notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

  (5)
  that the Holder may tender all or any portion of the notes registered in the name of such Holder and that any portion of a note tendered must be tendered in an integral multiple of $1,000 principal amount;

  (6)
  the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase;

  (7)
  that interest on any note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

  (8)
  that on the Purchase Date the Purchase Price will become due and payable upon each note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

  (9)
  that each Holder electing to tender a note pursuant to the Offer to Purchase will be required to surrender such note at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

  (10)
  that Holders will be entitled to withdraw all or any portion of notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the note the Holder tendered, the certificate number of the note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

  (11)
  that (a) if notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such notes and (b) if notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

  (12)
  that in the case of any Holder whose note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such note without service charge, a new note or notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the note so tendered.

        If any of the notes subject to an Offer to Purchase is in global form, then the Offer shall be modified by the Company to the extent necessary to comply with the procedures of the Depositary applicable to repurchases. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

        "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred or proposed to be Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

        "Permitted Investments" means:

  (1)
  any Investment in the Company or a Restricted Subsidiary or a Person that will become or be merged into or consolidated with a Restricted Subsidiary as a result of such Investment,

  (2)
  any Investment in Cash Equivalents,

  (3)
  any non-cash consideration received in connection with an Asset Disposition that was made in compliance with the "Limitation on Asset Dispositions" covenant;

  (4)
  Investments in Colchester necessary to provide Colchester with the minimum amount of capital required under the insurance laws of the state of Vermont plus the amount of any reasonable general corporate and overhead expenses of Colchester; and

  (5)
  any other Investment that, when taken together with all other Investments made pursuant to this clause (5) since the Closing Date and outstanding on the date such Investment is made, does not exceed $15 million.

        "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

        "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

        "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

        "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the notes.

        "Reference Treasury Dealer" means Goldman, Sachs & Co. or any of its affiliates in the United States, and two or more additional primary U.S. Government securities dealers in New York City designated by the Company, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, the Trustee will substitute another Reference Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

        "Replacement Assets" means (i) properties and assets (other than cash, Cash Equivalents, or any Capital Stock or other security) that will be used in the business of the Company and its Restricted Subsidiaries as conducted on the Closing Date or any business ancillary thereto or supportive thereof, (ii) Capital Stock of a business substantially similar to the business of the Company and its Restricted Subsidiaries as conducted on the Closing Date or any business ancillary thereto or supportive thereof, provided that any entity so acquired in connection with such an asset purchase shall be a Restricted Subsidiary and a Guarantor under the Indenture upon such acquisition.

        "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the Closing Date, unless such Subsidiary is an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Senior Credit Facility" means the Amended and Restated Loan and Security Agreement dated August 1, 2003 among the Company, The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc., Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc., as Borrowers, PBY Corporation and Carrus Supply Corporation, as Guarantors, Congress Financial Corporation, as Agent, The CIT Group/Business Credit, Inc. and General Electric Capital Corporation, as Co-Documentation Agents and The Lenders from time to time parties thereto, as amended, restated, refunded, renewed, replaced or refinanced, in whole or in part, from time to time, provided that any such amendment, restatement, refunding, renewal, replacement or refinancing shall not increase the aggregate principal amount of Debt that may be Incurred thereunder to exceed $400 million.

        "Senior Debt" means, with respect to any Person:

  (1)
  the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of such Person for reimbursement, indemnities and fees relating to, the Senior Credit Facility,

  (2)
  the principal of (and premium, if any) and interest on Debt of such Person for money borrowed, whether Incurred on or prior to the Closing Date or thereafter, and any amendments, renewals, extensions, modifications, refinancings and refundings of any such Debt and

  (3)
  Permitted Interest Rate Agreements and Permitted Currency Agreements entered into with respect to Debt described in clauses (1) and (2) above.

        Notwithstanding the preceding, the following shall not constitute Senior Debt:

  (1)
  any Debt as to which the terms of the instrument creating or evidencing the same provide that such Debt is on a parity with, or is not superior in right of payment to, the notes or, in the case of a Subsidiary Guarantor, a Subsidiary Guarantee,

  (2)
  any Debt which is subordinated in right of payment in any respect to any other Debt of such Person, other than Debt under the Senior Credit Facility that is subordinated to other Debt under the Senior Credit Facility solely by reason of priority being granted under the Senior Credit Facility to "swingline", overdraft or similar tranches of Debt,

  (3)
  Debt evidenced by the notes or a Subsidiary Guarantee,

  (4)
  any Debt owed to an entity which is a Subsidiary,

  (5)
  any obligation of such Person with respect to any Capital Stock of such Person,

  (6)
  that portion of any Debt which is Incurred in violation of the Indenture,

  (7)
  Debt which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person,

  (8)
  any liability for federal, state, local or other taxes owed or owing by such Person,

  (9)
  any Debt for the purchase of goods, materials or services, or consisting of operating lease rental payments, in the ordinary course of business or Debt consisting of trade payables or other current liabilities (other than current liabilities for money borrowed and the current portion of long-term Senior Debt),

  (10)
  Debt of or amounts owed by such Person for compensation to employees or for services rendered; and

  (11)
  Debt issued as a dividend on, or in redemption of or exchange for, Capital Stock of such Person.

        "Significant Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Restricted Subsidiaries represents 10% or more of the Company's total consolidated assets at the end of the most recent fiscal quarter for which financial information is available or 10% or more of the Company's consolidated net revenues or consolidated operating income for the most recent four quarters for which financial information is available.

        "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the notes to at least the following extent:

  (1)
  no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the notes exists;

  (2)
  in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the notes, upon notice by 25% or more in principal amount of the notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and

  (3)
  such Debt may not

  (A)
  provide for payments of principal of such Debt at the final stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the notes or

    (B)
    permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "Change of Control" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the notes required to be repurchased by the Company pursuant to the provisions described under "Change of Control").

        "Subsidiary" of any Person means:

  (1)
  a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or

  (2)
  any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

        "Synthetic Lease Facility" means the $132 million Synthetic Lease Financing Facility provided for under the Participation Agreement, dated as of August 1, 2003, among The Pep Boys—Manny, Moe & Jack, The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc., as the Lessee, the Various Parties Thereto From Time to Time, as Guarantors, Wachovia Development Corporation, as the Borrower and the Lessor, The Various Banks and Other Lending Institutions, Parties Thereto from Time to Time, as the Lenders, and Wachovia Bank, National Association, as the Agent for the Lenders and respecting the Security Documents, as the Agent for the Secured Parties, as the same may be amended, restated, refunded, renewed, replaced or refinanced, in whole or in part, from time to time, provided that any such amendment, restatement, refunding, renewal, replacement or refinancing shall not increase the aggregate principal amount of Debt that may be Incurred thereunder above the amount that may be Incurred under the terms thereof as of the Closing Date.

        "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of the material United States federal income tax considerations relating to the ownership and disposition of the notes. This discussion is based on the Internal Revenue Code of 1986 ("the Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion only addresses tax considerations for beneficial owners of the notes that hold the notes as "capital assets," within the meaning of the Code. Moreover, this discussion does not address all of the tax consequences that may be relevant to specific beneficial owners of the notes in light of their particular circumstances or to beneficial owners of the notes subject to special treatment under U.S. federal income tax laws (such as banks, life insurance companies, tax-exempt entities, retirement plans, dealers in securities, brokers, expatriates, partnerships, other pass-through entities, persons who hold their notes as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons deemed to sell the notes under the constructive sale provisions of the Code). This discussion does not address any U.S. state and local or non-U.S. tax considerations relating to the ownership and disposition of the notes, or the effect of the U.S. federal estate, gift, or excise tax laws.

        As used in this discussion, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the U.S.;

  •
  a corporation or entity taxable as a corporation created or organized in or under the laws of the U.S. or of any State or political subdivision thereof or therein, including the District of Columbia (other than an entity that is not treated as a U.S. person under applicable Treasury regulations);

  •
  an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

  •
  a trust with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        The term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

        PROSPECTIVE BENEFICIAL OWNERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS FOR THEM RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS OR NON-U.S. TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

Material U.S. Federal Income Tax Considerations for U.S. Holders

        The following is a general discussion of material U.S. federal income tax considerations relating to the ownership and disposition of the notes by a U.S. Holder.

Taxation of Interest

        If the notes' stated redemption price at maturity (generally the sum of payments under a note other than payments of stated interest unconditionally payable at least annually) exceeds their issue price by more than a de minimis amount, a U.S. Holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of any cash payment attributable to this accrued income. It is anticipated (and this discussion assumes) that the notes will be issued with less than a de minimis amount of original issue discount.

        In general, interest paid or payable on a note will be taxable to a U.S. Holder as ordinary interest income:

  •
  when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

  •
  when you receive it, if you use the cash method of accounting or United States federal income tax purposes.

Bond Premium

        A U.S. Holder whose basis in a note immediately after its acquisition by such U.S. Holder exceeds all amounts payable on such note after such purchase (other than payments of qualified stated interest, within the meaning of the Code) will be considered as having purchased the note with "bond premium." A U.S. Holder generally may elect to amortize bond premium over the remaining term of the note, using a constant yield method, as an offset to interest income. An electing U.S. Holder must reduce its tax basis in the note by the amount of the aggregate amortized bond premium. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Market Discount

        If a U.S. Holder acquires a note for an amount that is less than all amounts payable on such note after the acquisition date (other than payments of qualified stated interest, within the meaning of the Code), then the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange or redemption of a note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such note at or prior to the time of such payment or disposition. Further, a disposition of a note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such note had been sold for its fair market value. In addition, a U.S. Holder of a note may be required to defer, until the maturity of such note or the earlier disposition of such note in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

        Market discount in respect of a note is generally considered to accrue ratably during the period from the acquisition date to the maturity date of such note, unless the U.S. Holder elects to accrue market discount on the note under the constant yield method.

        A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the rules described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, will apply to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Sale, Exchange, Retirement or Other Disposition of the Notes

        Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued and unpaid interest, which is taxable as ordinary income if not previously included in income) and such U.S. Holder's adjusted tax basis in the note. Except as described above under "—Market Discount," such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder's holding period for the note is more than one year. Long-term capital gains recognized by an individual or non-corporate U.S. Holder are generally subject to a reduced U.S. federal income tax rate. Capital losses are subject to limits on deductibility.

Information Reporting and Backup Withholding

        In general, payments made on the notes and proceeds from the sale or other disposition of the notes may be subject to backup withholding. In general, backup withholding will apply to a non-corporate U.S. Holder if such U.S. Holder:

  •
  fails to furnish, under penalties of perjury, its Taxpayer Identification Number, or TIN (which for an individual is the holder's Social Security number);

  •
  furnishes an incorrect TIN;

  •
  is notified by the IRS that it has failed to properly report payments of interest and dividends; or

  •
  under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and is a U.S. person and has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, or otherwise fails to comply with applicable requirements of the backup withholding rules.

        Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally will be allowed as a refund or a credit against such U.S. Holder's U.S. federal income tax liability, provided that the required procedures are followed.

        A U.S. Holder will also be subject to information reporting with respect to payments on the notes and proceeds from the sale or other disposition of the notes, unless such U.S. Holder is a corporation or other exempt recipient and appropriately establishes that exemption.

Material U.S. Federal Tax Considerations for Non-U.S. Holders

        The following is a general discussion of material U.S. federal income tax considerations relating to the ownership and disposition of the notes by a Non-U.S. Holder. For purposes of the following discussion, interest on the notes, and gain on the sale, exchange, retirement or other disposition of the notes, will be considered "U.S. trade or business income" of a Non-U.S. Holder if such income or gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder.

Taxation of Interest

        Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of interest paid on the notes if the interest qualifies for the "portfolio interest exemption." This will be the case if each of the following requirements is satisfied:

  •
  the interest is not U.S. trade or business income;

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of our voting stock;

  •
  the Non-U.S. Holder is not a controlled foreign corporation, within the meaning of the Code, that is actually or constructively related to us; and

  •
  the Non-U.S. Holder provides the withholding agent with the appropriate certification.

        The certification requirement generally will be satisfied if the Non-U.S. Holder provides the withholding agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person. Prospective Non-U.S. Holders should consult their tax advisors regarding alternative methods for satisfying the certification requirement.

        If the portfolio interest exemption is not satisfied with respect to a Non-U.S. Holder, a 30% withholding tax will apply to interest paid on the notes to such Non-U.S. Holder, unless another exemption is applicable. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S. Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN (or suitable substitute or successor form). Alternatively, an exemption applies if the interest is U.S. trade or business income and the Non-U.S. Holder provides an appropriate statement to that effect on IRS Form W-8ECI (or suitable substitute or successor form). In the latter case, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the notes in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to interest income on the notes that is U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Sale, Exchange, Retirement or Other Disposition of the Notes

        Generally, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange, retirement or other disposition of a note, unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met or (ii) the gain is U.S. trade or business income. If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the note) exceed capital losses allocable to U.S. sources. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to such gain that is U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Information Reporting and Backup Withholding

        Certain Non-U.S. Holders may be subject to information reporting and backup withholding with respect to payments on the notes. Treasury regulations provide that such information reporting and backup withholding generally will not apply to payments on the notes to a Non-U.S. Holder if such Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption, provided that the payor does not have actual knowledge that such Non-U.S. Holder is a U.S. person or that any other conditions of the exemption are not, in fact, satisfied.

        Additional information reporting and backup withholding requirements with respect to the payment of the proceeds from the disposition of a note by a Non-U.S. Holder are as follows:

  •
  If the proceeds are paid to or through the U.S. office of a broker, they generally will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption.

  •
  If the proceeds are paid to or through a non-U.S. office of a broker that is neither a U.S. person nor a foreign person with certain specified U.S. connections (a "U.S. related person"), they will generally not be subject to information reporting or backup withholding.

  •
  If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S. related person, they generally will be subject to information reporting (but not backup withholding) unless the Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the required procedures are followed.

        In addition to the foregoing, the amount of interest paid on or with respect to the notes held by each Non-U.S. Holder during each calendar year and the amount of tax, if any, withheld from such payments must be reported to such Non-U.S. Holder and the IRS. Copies of the information returns reporting such interest and withholding also may be made available by the IRS to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty.

UNDERWRITING

        Pep Boys, the subsidiary guarantors and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
Goldman, Sachs & Co.	$140,000,000
Morgan Stanley & Co. Incorporated	30,000,000
Wachovia Capital Markets, LLC	30,000,000

Total	$200,000,000

        The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 1.1% of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.25% of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The notes are a new issue of securities with no established trading market. Pep Boys has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        Each underwriter has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the date of the closing of this offering, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        Each underwriter has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any notes with a denomination of less than EUR50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exceptions to the prohibition contained in article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemption or exception are complied with.

        The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

        Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

        The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        Pep Boys has agreed in the underwriting agreement that for a period of 90 days after the date of this prospectus supplement, it will not, without the prior written consent of Goldman, Sachs & Co., offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the notes or convertible into or exchangeable for securities that are substantially similar to the notes.

        Pep Boys estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $200,000.

        Pep Boys has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment and commercial banking services for Pep Boys, for which they received or will receive customary fees and expenses. Goldman, Sachs & Co. has been retained as dealer manager, and will in such connection receive customary fees, for Pep Boys' tender for its 7% Notes due June 2005, up to $100 million principal amount of which may be purchased with the proceeds of this offering. Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, will serve as the trustee under the indenture for the notes. Pursuant to the Trust Indenture Act of 1939, as amended, if a default were to occur under the indenture and such default were not cured, waived or otherwise eliminated within 90 days, the trustee would be required to either apply to the SEC for permission to continue as trustee or resign, in which case Pep Boys would be required to cause a successor trustee to be appointed under the indenture. Various affiliates of Wachovia Capital Markets, LLC provide credit and serve in agency capacities under Pep Boys' revolving credit facility and synthetic lease facility.

VALIDITY OF THE NOTES

        Certain legal matters with respect to the offering of the notes offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, PA and New York, NY. The validity of the notes offered hereby will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, NY.

PROSPECTUS

$300,000,000

The Pep Boys—Manny, Moe & Jack

Common Stock, Debt Securities,
Warrants to Purchase Common Stock,
Warrants to Purchase Debt Securities,
Stock Purchase Contracts and
Stock Purchase Units

        We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Prospectus dated March 9, 2004.

        You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process, relating to the common stock, debt securities, warrants to purchase common stock, warrants to purchase debt securities, stock purchase contracts and stock purchase units described in this prospectus. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $300,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        Unless the context otherwise requires, the terms "Pep Boys," "we," "us" and "our" refer to The Pep Boys—Manny, Moe & Jack, a Pennsylvania corporation, and its consolidated subsidiaries.

ii

PEP BOYS

        The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. Prospective investors should consider carefully the information beginning on page 2 of this prospectus under the heading "Risk Factors." Our fiscal year ends on the Saturday nearest to January 31. For example, "fiscal year 2003" refers to the fiscal year ended January 31, 2004.

        We are a leader in the automotive aftermarket, with 595 stores and over 6,000 service bays located throughout 36 states and Puerto Rico. All of our stores feature the nationally-recognized Pep Boys brand name, established through more than 80 years of providing high-quality automotive merchandise and services, and are company-owned, ensuring chain-wide consistency for our customers. We are the only national chain offering automotive service, accessories, tires and parts under one roof, positioning us to achieve our goal of becoming the dominant one-stop shop for automotive maintenance and accessories.

        Our principal executive offices are located at 3111 West Allegheny Avenue, Philadelphia, Pennsylvania 19132. Our telephone number is (215) 430-9000. We maintain a website at http://www.pepboys.com where general information about us is available. We are not incorporating the contents of our website into this prospectus. The Pep Boys—Manny, Moe & Jack was incorporated in the Commonwealth of Pennsylvania on January 19, 1925. Our common stock is listed on the New York Stock Exchange under the trading symbol "PBY."

        For further information regarding us and our financial information, you should refer to our recent filings with the Commission. See "Incorporation of Certain Documents by Reference."

RISK FACTORS

        Our business faces significant risks. The risks described below may not be the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the events or circumstances described as risks below actually occurs, our business, results of operations or financial condition could be materially and adversely affected.

Risks Related to Pep Boys

        If we are unable to generate sufficient cash flows from our operations, our liquidity will suffer and we may be unable to satisfy our obligations.

        We require significant capital to fund our business. While we believe we have the ability to sufficiently fund our planned operations and capital expenditures for the balance of fiscal year 2004, circumstances could arise that would materially affect our liquidity. For example, cash flows from our operations could be affected by changes in consumer spending habits or the failure to maintain favorable vendor payment terms or our inability to successfully implement sales growth initiatives. We may be unsuccessful in securing alternative financing when needed, on terms that we consider acceptable, or at all.

        The degree to which we are leveraged could have important consequences to your investment in our securities, including the following risks:

  •
  our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired in the future;

  •
  a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our debt, thereby reducing the funds available for other purposes;

  •
  our failure to comply with the financial and other restrictive covenants governing our debt, which, among other things, require us to maintain financial ratios and limit our ability to incur additional debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or our prospects; and

  •
  if we are substantially more leveraged than some of our competitors, we might be at a competitive disadvantage to those competitors that have lower debt service obligations and significantly greater operating and financial flexibility than we do.

        We depend on our relationships with our vendors and a disruption of these relationships or of our vendors' operations could have a material adverse effect on our business and results of operations.

        Our business depends on developing and maintaining productive relationships with our vendors. Many factors outside our control may harm these relationships. For example, financial difficulties that some of our vendors may face may increase the cost of the products we purchase from them. In addition, our failure to promptly pay, or order sufficient quantities of inventory from, our vendors may increase the cost of products we purchase or may lead to vendors refusing to sell products to us at all. The recent trend towards consolidation among automotive parts suppliers may also disrupt our relationship with some vendors. To enhance our supply of top-quality, competitively-priced tires and batteries, we have selected a primary vendor who supplies over 90% of our needs in each of these two product categories. A disruption of our vendor relationships or a disruption in our vendors' operations could have a material adverse effect on our business and results of operations.

        We depend on our senior management team and our other personnel, and we face substantial competition for qualified personnel.

        Our success depends on the efforts of our senior management team. Our continued success will also depend upon our ability to retain existing, and attract additional, qualified field personnel to meet our needs. We face substantial competition, both from within and outside of the automotive aftermarket to retain and attract qualified personnel. In addition, we believe that the number of qualified automotive service technicians in the industry is generally insufficient to meet demand.

        We are subject to environmental laws and may be subject to environmental liabilities that could have a material adverse effect on us in the future.

        We are subject to various federal, state and local laws and governmental regulations relating to the operation of our business, including those governing the handling, storage and disposal of hazardous substances contained in the products we sell and use in our service bays, the recycling of batteries, tires and used lubricants, and the ownership and operation of real property. As a result of investigations undertaken in connection with a number of our store acquisitions and financings, we are aware that soil or groundwater may be contaminated at some of our properties. Any failure by us to comply with environmental laws and regulations could have a material adverse effect on us.

        We are developing a new point-of-sale information system that is currently behind schedule, and further delays in its introduction could lead to increased demands on capital and a competitive disadvantage relative to our competitors.

        We began developing in November 2001 a fully integrated point-of-sale information system for all of our stores that we believe will improve our stores' operating efficiency and product sourcing. In the fourth quarter of 2003, due to concerns about the ability of the base software's architecture to support a chain-wide roll-out, we decided to identify an alternative base software as the basis for our customized system. Consequently, despite the fact that we expect to utilize a portion of the assets developed to date, the roll-out of the new system has been delayed and we took a $13.2 million impairment charge against a portion of the system's assets. In addition to the increased demand on capital caused by the difficulties in the development and introduction of our new point-of-sale system, further delays in its introduction could lead to a competitive disadvantage relative to our competitors.

Risks Related to Our Industry

        Our industry is highly competitive, and price competition in some categories of the automotive aftermarket or a loss of trust in our participation in the "do-it-for-me" market, could cause a material decline in our revenues and earnings.

        The automotive aftermarket retail and service industry is highly competitive and subjects us to a wide variety of competitors. We compete primarily with the following types of businesses in each category of the automotive aftermarket:

Do-It-Yourself

  Retail

  •
  automotive parts and accessories stores;

  •
  automobile dealers that supply manufacturer replacement parts and accessories; and

  •
  mass merchandisers and wholesale clubs that sell automotive products.

Do-It-For-Me

  Service Labor

  •
  regional and local full service automotive repair shops;

  •
  automobile dealers that provide repair and maintenance services;

  •
  national and regional (including franchised) tire retailers that provide additional automotive repair and maintenance services; and

  •
  national and regional (including franchised) specialized automotive (such as exhaust, brake and transmission) repair facilities that provide additional automotive repair and maintenance services.

  Installed Merchandise/Commercial

  •
  mass merchandisers, wholesalers and jobbers (some of which are associated with national parts distributors or associations).

  Tire Sales

  •
  national and regional (including franchised) tire retailers; and

  •
  mass merchandisers and wholesale clubs that sell tires.

        A number of our competitors have more financial resources, are more geographically diverse or have better name recognition than us, which might place us at a competitive disadvantage to those competitors. Because we seek to offer competitive prices, if our competitors reduce their prices we may be forced to reduce our prices, which could cause a material decline in our revenues and earnings and hinder our ability to service our debt.

        With respect to the service labor category, the majority of consumers are unfamiliar with their vehicle's mechanical operation and, as a result, often select a service provider based on trust. Potential occurrences of negative publicity associated with the Pep Boys brand, the products we sell or installation or repairs performed in our service bays, whether or not factually accurate, could cause consumers to lose confidence in our products and services in the short or long term, and cause them to choose our competitors for their automotive service needs.

        Vehicle miles driven may decrease, resulting in a decline of our revenues and negatively affecting our results of operations.

        Our industry depends on the number of vehicle miles driven. Factors that may cause the number of vehicle miles and our revenues and our results of operations to decrease include:

  •
  the weather—as vehicle maintenance may be deferred during periods of inclement weather;

  •
  the economy—as during periods of poor economic conditions, customers may defer vehicle maintenance or repair, and during periods of good economic conditions, consumers may opt to purchase new vehicles rather than service the vehicles they currently own and replace worn or damaged parts;

  •
  gas prices—as increases in gas prices may deter consumers from using their vehicles; and

  •
  travel patterns—as changes in travel patterns may cause consumers to rely more heavily on train and airplane transportation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The words "guidance," "expects," "anticipates," "estimates," "forecasts" and similar expressions are intended to identify these forward-looking statements. Forward-looking statements include management's expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Our actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond our control, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of our stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in our filings with the Commission. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows our consolidated ratio of earnings to fixed charges for the periods indicated.

	Fiscal Year
	2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges(1)	—	2.0x	1.7x	—	1.6x

(1)
The ratio of earnings to fixed charges is completed by dividing earnings by fixed charges. "Earnings" consist of earnings from continuing operations before income taxes plus fixed charges (exclusive of capitalized interest costs) plus one-third of rental expense (which amount is considered representative of the interest factor in rental expense). Earnings, as defined, were not sufficient to cover fixed charges by approximately $18.0 million and $80.7 million for fiscal years 2003 and 2000, respectively.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the offered securities for repayment of indebtedness, capital expenditures, working capital and other general corporate purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments or reduce short-term borrowings.

THE SECURITIES WE MAY OFFER

        We may from time to time offer under this prospectus, separately or together:

  •
  common stock;

  •
  unsecured senior or subordinated debt securities;

  •
  warrants to purchase common stock;

  •
  warrants to purchase debt securities;

  •
  stock purchase contracts to purchase common stock; and

  •
  stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder's obligation to purchase common stock under the stock purchase contract, either our debt securities or U.S. Treasury securities.

        The aggregate initial offering price of the offered securities will not exceed $300,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

Authorized and Outstanding Capital Stock

        We have authorized the issuance of 500,000,000 shares of common stock, $1.00 par value per share. As of January 31, 2004, we had 52,787,148 shares of common stock (net of 8,928,159 treasury shares and 2,195,270 shares of common stock held in a benefits trust) outstanding and 6,697,260 shares of common stock reserved for issuance upon the conversion of our convertible senior notes.

        The following is a summary of some provisions of Pennsylvania law and our articles of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Pennsylvania and our articles of incorporation and bylaws.

Description of Common Stock

        Holders of our common stock are entitled to any dividends as our board of directors, in its discretion, may declare out of legally available funds. Dividends and other distributions are subject to some restrictions under our existing revolving credit agreement. Our shares of common stock are not redeemable, and holders of common stock have no preemptive or other rights to purchase any of our securities. If we liquidate, holders of common stock will be entitled to receive pro rata all remaining assets available for distribution to stockholders after payment of all our debts and other liabilities. Holders of common stock are entitled to cast one vote per share, except that they are entitled to cumulate votes in the election of directors.

Description of Rights Plan

        On December 31, 1997, we distributed as a dividend one common share purchase right on each share of our common stock. The rights will not be exercisable or transferable apart from our common stock until a person or group, as defined in the rights agreement, dated December 5, 1997, without the proper consent of our board of directors, acquires 15% or more, or makes an offer to acquire 15% or more, of our outstanding stock. When exercisable, the rights entitle the holder to purchase one share of our common stock for $125. Under a number of circumstances, including the acquisition of 15% of our outstanding common stock by a person or group, the rights entitle the holder to purchase our common stock or the common stock of an acquiring company having a market value of twice the exercise price of the right. The rights do not have voting power and are subject to redemption by our board of directors for $0.01 per right anytime before a 15% position has been acquired and for 10 days thereafter, at which times the rights become nonredeemable. The rights expire on December 31, 2007.

Share Repurchase—Treasury Stock

        On February 1, 1999, we repurchased 11,276,698 of our outstanding shares of common stock pursuant to a dutch auction self-tender offer at a price of $16.00 per share. A portion of the treasury shares will be used by us to provide benefits to employees under our compensation plans and in conjunction with our dividend reinvestment program. At January 31, 2004, we reflected 8,928,159 shares of our common stock at a cost of $144,148,000 as "cost of shares in treasury" on our consolidated balance sheet.

Benefits Trust

        On April 29, 1994, we established a flexible employee benefits trust with the intention of purchasing up to $75,000,000 worth of our shares of common stock. The repurchased shares will be held in the trust and will be used to fund our existing benefit plan obligations, including healthcare programs, savings and retirement plans and other benefit obligations. The trust will allocate or sell the repurchased shares through 2023 to fund these benefit programs. As shares are released from the trust, we will charge or credit additional paid-in capital for the difference between the fair value of shares released and the original cost of the shares to the trust. For financial reporting purposes, the trust is consolidated with our accounts. All dividend and interest transactions between the trust and Pep Boys are eliminated. At January 31, 2004, we reflected 2,195,270 shares of our common stock at a cost of $59,264,000 as "cost of shares in benefits trust" on our consolidated balance sheet.

Anti-takeover Effects of Provisions of Our Articles of Incorporation, Bylaws, Rights Plan and Pennsylvania Law

        Our stockholders' rights and related matters are governed by Pennsylvania law and our articles of incorporation and bylaws. Some provisions of Pennsylvania law and our articles of incorporation and bylaws, which are summarized below, and our rights plan, described above, may discourage or make more difficult a takeover attempt that a stockholder might consider in his interest. These provisions may also adversely affect prevailing market prices for our common stock.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our bylaws require a stockholder to provide advance notice if the stockholder wishes to submit a proposal or nominate candidates for director at our annual meeting of stockholders. These procedures provide that notice of stockholder proposals and stockholder nominations for the election of directors at our annual meeting must be in writing and received by our president at our principal executive offices at least 50, but not more than 75, days prior to the annual meeting of stockholders. In the case of nominations for election as directors, the notice must set forth information about each nominee who is not an incumbent director.

  Special Meetings of Stockholders

        Our bylaws provide that a special meeting of stockholders may be called only by (1) the chairman of our board of directors, if he or she is serving as our chief executive officer, and otherwise our president or (2) our board of directors.

  No Written Consent

        Our bylaws further provide that no action of the stockholders will be taken by written or other consent in lieu of a meeting of stockholders.

  Pennsylvania Anti-takeover Provisions

        The following summarizes certain statutory anti-takeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended, referred to as the "PBCL".

        We are subject to Subchapter 25F of the PBCL, which generally prohibits a "business combination" with an "interested shareholder" (defined to include a shareholder or group of shareholders who, together with affiliates, own(s) at least 20% of the voting power of a "registered" corporation, such as Pep Boys). This prohibition extends for a five-year period from the date on which the shareholder became an "interested shareholder," unless the transaction is approved in advance by the board of directors of the corporation or a majority vote of the shareholders not including any voting shares beneficially owned by the interested shareholder. The term "business combination" is defined broadly to include various merger, consolidation, division, exchange or sale transactions.

        The PBCL provides for further anti-takeover provisions relating to control share acquisitions (Subchapter 25G) and disgorgement (Subchapter 25H); however, we have specifically opted out of these provisions pursuant to Article XII of our bylaws.

        The PBCL also provides that the directors of a corporation are not required to regard the interests of the shareholders as being dominant or controlling in making decisions concerning takeovers or any other matters. The directors may consider, to the extent they deem appropriate, among other things, (1) the effects of any proposed action upon any or all groups affected by the action, including, among others, shareholders, employees, creditors, customers and suppliers, (2) the short-term and long-term interests of the corporation, (3) the resources, intent and conduct of any person or group seeking to acquire control of the corporation and (4) all other pertinent factors.

  Limitation of Liability of Directors and Indemnification

        As permitted by the PBCL, our bylaws provide that a director will not be personally liable in his or her capacity as a director for any action taken or failure to take any action, unless he or she has breached or failed to perform the duties of his or her office under Section 1713 of the PBCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of our bylaws, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or Federal law.

        Our bylaws also provide that every person who is or was serving as a director or officer of Pep Boys will be indemnified and held harmless by us to the fullest extent permitted by Pennsylvania law against all expense, liability and loss reasonably incurred or suffered by that person in connection with any proceeding which he or she was or is a party to, or is threatened to be made a party to or is otherwise involved in, by reason of the fact that he or she is or was serving as a director or officer of Pep Boys, or is or was serving in any capacity at the request of or for the benefit of Pep Boys as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise whether or not he or she still holds that position at the time the expenses, liabilities or losses are incurred.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of our debt securities sets forth the general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to any offered debt securities, will be described in the applicable prospectus supplement. We will issue senior debt securities under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement which includes this prospectus. This prospectus refers to this indenture as the "senior indenture." We will issue subordinated debt securities under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement which includes this prospectus. This prospectus refers to this indenture as the "subordinated indenture." The senior indenture and the subordinated indenture are sometimes referred to collectively as the "indentures" and each individually as an "indenture." The indentures will be subject to, and governed by, the Trust Indenture Act of 1939.

        The following description of certain provisions of the forms of indentures does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the indentures. We urge you to read the indentures applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

General

        The indentures will not limit the aggregate principal amount of the debt securities which we may issue and will provide that we may issue the debt securities from time to time in one or more series. The indentures will not limit the amount of our other indebtedness or the debt securities which we or our subsidiaries may issue.

        Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness as described below under "—Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement.

        As of January 31, 2004, we had approximately $523.7 million of Senior Indebtedness outstanding and approximately $50,000 outstanding under our revolving credit facility.

        We and The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc. and Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc., or our subsidiary guarantors, have granted security interests in substantially all of our respective inventory, receivables, cash and cash equivalents, and general intangibles (including intellectual property) and certain of our respective real estate and equipment to secure some of our debt to which our subsidiary guarantors are co-obligors. As a result, debt securities and the guarantees will be effectively subordinated to the secured debt of our subsidiary guarantors to the extent of the value of the assets that secure that debt. As of January 31, 2004, our subsidiary guarantors had approximately $33,000 of secured debt outstanding.

        The applicable prospectus supplement will describe the terms of the debt securities offered, including:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which the debt securities will mature;

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  the rate or rates at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, and the date or dates from which the interest, if any, will accrue or the method by which the date or dates will be determined;

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  the date or dates on which interest, if any, on the debt securities will be payable;

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  the place or places where payments will be payable;

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  whether any of the debt securities will be redeemable at our option, whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the option of any holder, and the terms of the option or obligation;

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  if other than denominations of $1,000 and multiples of $1,000, the denominations the debt securities will be issued in;

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  whether the debt securities will be convertible or exchangeable and, if so, the securities or rights into which the debt securities are convertible or exchangeable, and the terms and conditions of conversion or exchange;

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  if other than the entire principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity thereof;

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  if other than United States dollars, the currency of payment of the principal of, any premium or interest on or any additional amounts with respect to any of the debt securities;

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  whether the debt securities will be issued in global form and, if so, who the depositary will be;

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  classification as senior or subordinated debt securities;

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  in the case of subordinated debt securities, the degree, if any, to which the subordinated debt securities of the series will be senior to or be subordinated to other indebtedness of ours in right of payment, whether the other indebtedness is outstanding or not;

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  whether the debt securities are subject to defeasance; and

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  any other specific terms of the debt securities, including any additional events of default or covenants.

        We will have the ability under the indentures to "reopen" a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms for that series. We will also be permitted to issue debt securities with the same terms as previously issued debt securities.

        The debt securities may be issued as original issue discount securities, bearing no interest or bearing interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their principal amount. Special United States federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

        Unless otherwise provided in the applicable prospectus supplement, payment of the interest on any debt securities on an interest payment date will be made to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest.

        Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise provided in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise provided in the applicable prospectus supplement, the corporate trust office of the trustee will be required to have an office in New York and will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holders of the debt securities may then look only to us for payment.

Form, Exchange and Transfer

        The debt securities will be issued only in fully registered form, without coupons, and, unless otherwise provided in the applicable prospectus supplement, in minimum denominations of $1,000 and any multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary and, if so represented, interests in the global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants.

        At the option of the holder and unless otherwise provided in the applicable prospectus supplement, the debt securities may be exchanged for other debt securities of the same series in any authorized denominations, and of a like aggregate principal amount and the debt securities may be presented for exchange or for registration of transfer at the office of any transfer agent designated by us. The transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge.

        Any transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities.

        If the debt securities of any series are to be redeemed in part, we will not be required to:

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  issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any of the debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or other securities, property or cash, or a combination of any of the foregoing, will be described in the applicable prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the securities, property or cash to be received by the holders of the debt securities would be subject to adjustment as described in the applicable prospectus supplement.

Subsidiary Guarantees

        The debt securities may be fully and unconditionally guaranteed by The Pep Boys—Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc. and Pep Boys—Manny, Moe &

Jack of Puerto Rico, Inc. These guarantees, if any, will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, an indenture will be executed by the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of any guarantee will be set forth in the applicable prospectus supplement.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series.

        The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security. The accounts will be designated by the underwriters or agents with respect to the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered holder of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered the owners or holders of the debt securities represented by the global security for any purpose under the debt securities or the applicable indenture.

        Principal of, and any premium and interest on, a global security will be made to the depositary. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests of the global security for the debt securities, or for maintaining, supervising or reviewing any records relating to the beneficial interests.

        We expect that the depositary for a series of the debt securities, upon receipt of any payment with respect to the debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for the debt securities as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of the participants.

        The indentures will provide that each global security authenticated will be registered in the name of the depositary and delivered to the depositary or its nominee or custodian, and each global security will constitute a single debt security. The indentures will also provide that no global security may be exchanged, in whole or in part, for debt securities registered, and no transfer of a global security, in whole or in part, may be registered, in the name of any person other than the depositary or its nominee unless:

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  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as required;

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  there will have occurred and be continuing an event of default with respect to the debt securities of a series represented by the global security; or

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  there will exist the circumstances described in certain provisions of the applicable indenture.

        Subject to the foregoing, all debt securities issued in exchange for a global security or any portion thereof will be registered in the names as the depositary for the global security will direct.

Consolidation, Merger, Conveyance, Transfer or Lease

        The indentures will provide that we may not consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, and we may not permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

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  the person is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and will expressly assume all of our obligations under the indenture and the debt securities;

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  immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

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  certain other conditions are met.

Events of Default

        Each of the following events will constitute an event of default under the applicable indenture with respect to any series of debt securities issued:

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  default in the payment of any interest on any debt security of that series when it becomes due, and the default continues for a period of 30 days;

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  default in the payment of the principal of or any premium on any debt security of that series when due;

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  default in the deposit of any sinking fund payment, when due in respect of any debt security of that series;

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  default in the performance of any covenant contained in the applicable indenture for the benefit of that series of the debt securities, and the default continues for a period of 90 days after written notice has been given as provided in the indenture;

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  a default under any bond, debenture, note or other evidence of our indebtedness of at least $10,000,000, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our indebtedness for money borrowed having an aggregate principal amount outstanding of at least $10,000,000, whether the indebtedness now exists or will hereafter be created, which default will have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without the indebtedness having been discharged, or the acceleration having been rescinded or annulled, within a period of 10 days after there has been given written notice as provided in the applicable indenture;

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  certain events of bankruptcy, insolvency or reorganization; and

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  any other event of default provided in or pursuant to the applicable indenture with respect to the debt securities of that series.

        If an event of default with respect to the debt securities of any series, other than certain events of default relating to bankruptcy, insolvency or reorganization, occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series (or, in the case of original issue discount securities, the portion of the principal amount as may be specified by their terms) to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders). If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the debt securities of that series (or, in the case of original issue discount securities, the portion of the principal amount as may be specified by their terms) will automatically become immediately due and payable, and without any other action on the part of the trustee or any holder.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any event of default with respect to the debt securities of that series and rescind a declaration of acceleration of payment if sums sufficient to pay all amounts due other than amounts due upon acceleration are provided to the trustee and all defaults are remedied.

        If an event of default with respect to the debt securities of any series occurs and is continuing, the trustee may proceed to protect and enforce its rights and the rights of the holders of the debt securities of that series by the appropriate judicial proceedings, whether to enforce any covenant or agreement in the applicable indenture, to help in the exercise of any power granted by the indenture, or to enforce any other proper remedy.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. However, the direction by the holders must not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

        We will be required to deliver to the trustee annually a statement by certain of our officers as to whether or not, to their knowledge, we are in default in the performance of any of the terms, provisions and conditions of the applicable indenture and, if we are in default, specifying those defaults.

Supplemental Indentures and Waivers

        We and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected, may enter into a supplemental indenture to add, change or modify the applicable indenture or the rights of the holders of the debt securities of that series; provided, however, no supplemental indenture will, without the consent of the holder of each outstanding debt security affected:

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  change the stated maturity of any debt securities;

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  reduce the principal amount of or the rate of interest on the debt security or any premium payable upon the redemption of any debt securities;

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  reduce the amount of the principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

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  change any place of payment where, or currency in which, any debt security or any premium or interest on any debt security is payable;

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  impair the right to enforce any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

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  modify the provisions of the applicable indenture with respect to the subordination of the debt securities in a manner adverse to the holders of that debt security;

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  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture, or for any waiver of compliance with certain provisions of the applicable indenture or for certain defaults;

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  modify our covenants under the applicable indenture; or

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  modify any of the above provisions.

        We and the trustee, without the consent of any holders of a series of debt securities, may enter into one or more supplemental indentures for any of the following purposes:

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  to provide for our successor and the assumption by our successor of our covenants under the applicable indenture;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power herein conferred upon us;

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  to add any additional events of default for the benefit of the holders of all or any series of debt securities;

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  to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

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  to add, change or eliminate any provisions of the applicable indenture in respect to one or more series of debt securities, provided that the addition, change or elimination (i) will not apply to any outstanding debt security or (ii) will become effective only when there is no debt security outstanding of series created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision;

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  to secure the debt securities;

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  to establish the form or terms of debt securities of that series as provided in the applicable indenture; or

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  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of this indenture as will be necessary to provide for or facilitate the administration of the trusts by more than one trustee, pursuant to the requirements of the applicable indenture.

        The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may waive compliance with certain restrictive covenants.

        The holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series may waive any past default under the applicable indenture, except a default in the payment of the principal of or any premium or interest and some covenants or provisions of the applicable indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

Subordination of the Subordinated Debt Securities

        The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all of our Senior Indebtedness. In the event of:

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  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, dissolution or other winding up, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets, or

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  any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy, or

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  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our Senior Indebtedness, or provision will be made for the payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of our Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

        By reason of such subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

        Subject to the payment in full of all of our Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to the Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

        No payment of principal, including redemption and sinking fund payments, of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made:

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  if any of our Senior Indebtedness is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist;

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  or if the maturity of any of our Senior Indebtedness has been accelerated because of a default.

        The subordinated indenture will not limit or prohibit us from incurring additional Senior Indebtedness, which may include indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

        The term "Senior Indebtedness" means all indebtedness of ours outstanding at any time, except:

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  the subordinated debt securities;

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  indebtedness as to which, by the terms of the instrument creating or evidencing the same, is subordinated to or ranks equally with the subordinated debt securities;

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  indebtedness of ours to an affiliate of ours;

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  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless the interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

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  trade accounts payable.

        The Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness.

        The subordinated indenture will provide that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to issuance. Any such change would be described in the related prospectus supplement.

New York Law to Govern

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed wholly in that state.

Information Concerning the Trustee

        We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its respective affiliates in the ordinary course of business. The trustee will be named in the applicable prospectus supplement.

        Under each indenture, the trustee may be required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK

        The following statements with respect to the common stock warrants are summaries of, and subject to, the detailed provisions of a stock warrant agreement to be entered into by us and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Common Stock Warrant Agreement to be filed in an amendment to the registration statement which includes this prospectus or filed in a current report on Form 8-K and incorporated by reference in the registration statement which includes this prospectus.

General

        The common stock warrants, evidenced by stock warrant certificates, may be issued under a stock warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including:

  •
  the offering price, if any;

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  the designation and terms of the common stock purchasable upon exercise of the stock warrants;

  •
  if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

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  the number of shares of common stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

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  the date on which the right to exercise the stock warrants will commence and expire;

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  a discussion of certain United States Federal income tax considerations;

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  the call provisions, if any;

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  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

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  any antidilution provisions of the stock warrants; and

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  any other terms of the stock warrants.

        The shares of common stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

        Stock warrants may be exercised by surrendering the stock warrant certificate to the stock warrant agent with the form of election to purchase on the reverse side of the stock warrant certificate properly completed and signed and by payment in full of the exercise price, as set forth in the applicable prospectus supplement. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Upon receipt of the certificates, the stock warrant agent will requisition from the transfer agent for the common stock for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of common stock purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent will deliver to the exercising warrantholder a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

        Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

        The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Debt Warrant Agreement to be filed in an amendment to the registration statement which includes this prospectus or filed in a current report on Form 8-K and incorporated by reference in the registration statement which includes this prospectus.

General

        The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including:

  •
  the offering price, if any;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise;

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  the date on which the right to exercise the debt warrants will commence and expire;

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  a discussion of certain United States Federal income tax considerations;

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  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

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  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

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  any antidilution provisions of the debt warrants; and

  •
  any other terms of the debt warrants.

        Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

        Debt warrants may be exercised by surrendering the debt warrant certificate to the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and signed, and by payment in full of the exercise price, as set forth in the applicable prospectus supplement. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder's obligations to purchase the shares under the stock purchase contracts, either our senior debt securities or our subordinated debt securities or U.S. Treasury securities.

        The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

  •
  the stock purchase contracts;

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  the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units; and

  •
  if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

        We may sell the offered securities in any one or more of the following ways from time to time:

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  through agents;

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  to or through underwriters;

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  through dealers;

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  directly to purchasers; or

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  through remarketing firms.

        The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

  •
  the name or names of any underwriters, dealers or agents;

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  the purchase price of the offered securities and the proceeds to us from such sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

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  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which such offered securities may be listed.

        Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        Offers to purchase the offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment.

        If underwriters are used in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

        If a dealer is used in the sale of the offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

        Offers to purchase the offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

        The offered securities may also be offered and sold by a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers' obligations, and will include any required information about commissions we may pay for soliciting these contracts.

        In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

        Each series of the offered securities will be a new issue and, other than the shares of common stock which are listed on the New York Stock Exchange, will have no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

        In connection with an offering, the underwriters may purchase and sell the offered securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of offered securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the offered securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased offered securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the offered securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

VALIDITY OF SECURITIES

        The validity of any securities offered by us in the applicable prospectus supplement will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy our reports, documents and other information at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available to the public from the Commission's web site at www.sec.gov. We are not incorporating the contents of the Commission's web site into this prospectus.

        You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following documents:

  •
  Our Annual Report on Form 10-K for the fiscal year ended February 1, 2003, except for the Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements and Supplementary Data included in such Form 10-K, Items 6, 7 and 8, respectively, which are superceded by the incorporation by reference below of Pep Boys' Current Report on Form 8-K dated October 10, 2003;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 3, 2003, August 2, 2003 and November 1, 2003;

  •
  Our Current Reports on Form 8-K, dated March 26, 2003, April 29, 2003, as amended on April 30, 2003, July 31, 2003, August 5, 2003, September 23, 2003 and October 10, 2003;

  •
  Our Proxy Statement dated April 25, 2003 for our 2003 Annual Meeting of Stockholders; and

  •
  The description of our common stock contained in our registration statement on Form 8-A dated June 10, 1983 (File No. 103381), filed pursuant to the Exchange Act, and the description of our common stock purchase rights contained in the amendment to our registration statement on Form 8-A/A filed on December 19, 1997 (File No. 103381), including any further amendments or reports for the purposes of updating such descriptions.

        To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call or write us at the following address and telephone number:

The Pep Boys—Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132
Attention: George Babich, Jr.
(215) 430-9000

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus Supplement

$200,000,000

The Pep Boys—Manny,
Moe & Jack

7.50% Senior Subordinated
Notes due 2014

Sole Bookrunning Manager

Goldman, Sachs & Co.

Morgan Stanley
Wachovia Securities

QuickLinks

ABOUT THIS PROSPECTUS SUPPLEMENT
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUPPLEMENT SUMMARY
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF THE NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
VALIDITY OF THE NOTES
Prospectus dated March 9, 2004.
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
PEP BOYS
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
THE SECURITIES WE MAY OFFER
DESCRIPTION OF OUR CAPITAL STOCK
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE